As filed with the Securities and Exchange Commission on August 15, 2014

Registration No. 333-196146

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Amendment No. 1
to
FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

JGWPT HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	6199	46-3037859
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

201 King of Prussia Road
Radnor, Pennsylvania 19087-5148
(484) 434-2300
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Stephen Kirkwood, Esq.
Executive Vice President, General Counsel and Corporate Secretary
201 King of Prussia Road
Radnor, Pennsylvania 19087-5148
(484) 434-2300
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

(Copies of all communications, including communications sent to agent for service)

Andrea L. Nicolas, Esq.
Steven J. Daniels, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036-6522
(212) 735-3000

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement on Form S-1 carries forward an aggregate of (a) 43,396 Class A Shares, or the Original Exchange Shares, previously registered for issuance, offer and sale by certain selling stockholders pursuant to a registration statement on Form S-1 (Reg. No. 333-195082), which registration statement was originally filed on April 7, 2014 and was declared effective on April 25, 2014, or the Original Registration Statement, that are yet to be issued to such selling stockholders upon exchange of an equivalent number of JGWPT Common Interests by such selling stockholders, and (b) 764,626 Class A Shares, or the Original Resale Shares, previously registered for issuance, offer and sale by certain selling stockholders pursuant to the Original Registration Statement, that were issued to such selling stockholders upon exchange of an equivalent number of JGWPT Common Interests but which have not yet been sold by such selling stockholders. We refer to the Original Exchange Shares and the Original Resale Shares, collectively, as the Original Shares. Pursuant to Rule 429 under the Securities Act, we are filing a single prospectus in this registration statement, in order to satisfy the requirements of the Securities Act and the rules and regulations thereunder for this offering and the offering registered on the previously filed registration statement. The combined prospectus in this registration statement is both (a) a new registration statement with respect to the offer and sale of 17,410,359 Class A Shares that may be offered by the selling stockholders named herein and (b) a Post-Effective Amendment No. 1 to the Original Registration Statement with respect to the issuance of the Original Exchange Shares to, and the offer and sale of the Original Shares by, certain of the selling stockholders named therein.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 15, 2014

P R O S P E C T U S

UP TO 18,218,381 CLASS A SHARES

Common Stock

This prospectus relates to:

•	up to an aggregate of 12,142,442 shares of Class A common stock, par value $0.00001 per share, or the Class A Shares, that may be issued by us from time to time pursuant to this prospectus to certain holders of common membership interests in JGWPT Holdings, LLC, or the JGWPT Common Interests, named as selling stockholders in this prospectus upon the exchanges by such selling stockholders of an equal number of such JGWPT Common Interests (and the redemption of an equivalent number of shares of Class B common stock, par value $0.00001 per share, or the Class B Shares held by the selling stockholders),
•	the sale by such selling stockholders of up to an aggregate of 12,891,324 Class A Shares from time to time pursuant to this prospectus (of which 764,626 Class A Shares are outstanding as of the date of this prospectus, having been previously issued to such selling stockholders upon the exchange of Common Interests (and redemption of Class B Share), held by such selling stockholder), and
•	the sale by certain of the selling stockholders of (i) up to 4,360,623 Class A Shares issuable to such selling stockholders upon conversion of the shares of Class C common stock, par value $0.00001 per share, or the Class C Shares, issuable to such selling stockholders by us upon exchange of JGWPT Common Interests held by such selling stockholders and (ii) up to 966,434 Class A Shares issuable to such selling stockholders upon exercise of the warrants held by such selling stockholders.

The Class A Shares offered hereby may be sold through one or more underwriters, broker dealers or agents. If the Class A Shares are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Class A Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution” herein.

We will not receive any cash proceeds from the issuance to any selling stockholder of Class A Shares upon the exchange by such selling stockholder of JGWPT Common Interests or from any sale of Class A Shares by any selling stockholder.

Our Class A Shares are traded on the New York Stock Exchange, or the NYSE, under the symbol “JGW.” On           , 2014, the NYSE official closing price of our Class A common stock was $     per share.

We are an “emerging growth company” under applicable federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

Investing in our Class A Shares involves risks that are described in the “Risk Factors” section beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated            , 2014.

We are responsible for the information contained in this prospectus and in any related free-writing prospectus we may prepare or authorize to be delivered to you. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. We are not, and the selling stockholders are not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

ABOUT THIS PROSPECTUS

Incorporation by Reference

As permitted under the rules of the SEC, this prospectus incorporates important business information about us that is contained in documents that we file with the SEC but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the SEC at www.sec.gov, as well as from us. See “Where You Can Find More Information” and “Incorporation of Certain Information By Reference” in this prospectus.

Trademarks, Service Marks and Copyrights

We own or have rights to trademarks, service marks or trade names that we use in connection with the operation of our business. In addition, our names, logos and website names and addresses are our service marks or trademarks. Other trademarks, service marks and trade names appearing in this prospectus are the property of their respective owners. Some of the trademarks we own or have the right to use include “J.G. Wentworth” and “Peachtree Financial Solutions.” We also own or have the rights to copyrights that protect the content of our products. Solely for convenience, the trademarks, service marks, tradenames and copyrights referred to in this prospectus are listed without the ©, ® and TM symbols, but we will assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and tradenames.

Certain Definitions

“Code” means the Internal Revenue Code of 1986.

“DGLC” means the General Corporation Law of the State of Delaware.

“Exchange Act” means the Securities Exchange Act of 1934.

“IPO” means the initial public offering of 11,212,500 of our Class A Shares consummated on November 14, 2013.

“IRS” means the U.S. Internal Revenue Service.

“JGWPT Common Interests” means the common membership interests in JGWPT Holdings, LLC.

“JLL Holders” means JLL JGW Distribution, LLC, which is owned by pooled investment vehicles sponsored or managed by JLL Partners, and JGW Holdco LLC, which is over 90% owned by JLL JGW Distribution, LLC.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.

“NYSE” means the New York Stock Exchange.

“Original Registration Statement” means the registration statement on Form S-1 (Reg. No. 333-195082), originally filed by us on April 7, 2014 and declared effective by the SEC on April 25, 2014.

“Original Exchange Shares” means the 43,396 Class A Shares previously registered for issuance, offer and sale by certain selling stockholders pursuant to the Original Registration Statement that are yet to be issued to such selling stockholders upon exchange of an equivalent number of JGWPT Common Interests by such selling stockholders.

“Original Resale Shares” means the 764,626 Class A Shares previously registered for issuance by us and offer and sale by certain selling stockholders pursuant to the Original Registration Statement that were issued to such selling stockholders upon exchange of an equivalent number of JGWPT Common Interests but which have not yet been sold by such selling stockholders.

“Original Shares” means the Original Exchange Shares and the Original Resale Shares, collectively.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Tax Relief Act” means the Victims of Terrorism Tax Relief Act of 2001.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere and incorporated by reference in this prospectus. This summary may not contain all of the information that is important to you. Before investing in our Class A Shares, you should carefully read this prospectus in its entirety, especially the risks of investing in our Class A Shares that we discuss in the “Risk Factors” section of this prospectus beginning on page 5 of this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2013 and our Quarterly Report on From 10-Q for the quarter ended June 30, 2014. The following summary is qualified in its entirety by the more detailed information included elsewhere or incorporated by reference in this prospectus.

In this prospectus, unless otherwise stated or the context otherwise requires, references to “we,” “us,” “our” and similar references refer: (i) following the consummation of the IPO and the related concurrent transactions, collectively, to JGWPT Holdings Inc., and unless otherwise stated, all of its subsidiaries, and (ii) prior to the consummation of the IPO and the related concurrent transactions, collectively, to J.G. Wentworth, LLC, and unless otherwise stated, all of its subsidiaries.

Our Company

We are a leading direct response marketer that provides liquidity to our customers by purchasing structured settlement, annuity and lottery payment streams, as well as interests in the proceeds of legal claims, in the United States. We securitize, sell or otherwise finance the payment streams that we purchase in transactions that are structured to generate cash proceeds to us that exceed the purchase price we paid for those payment streams. We have developed our market leading position as a purchaser of structured settlement payments through our highly recognizable brands and multi-channel direct response marketing platform.

Structured settlements are financial tools used by insurance companies to settle claims on behalf of their customers. They are contractual arrangements under which an insurance company agrees to make periodic payments to an individual as compensation for a claim typically arising out of a personal injury. The structured settlement payments we purchase have long average lives of more than ten years and cannot be prepaid.

We serve the liquidity needs of structured settlement payment holders by providing our customers with cash in exchange for a certain number of fixed scheduled future payments. Customers desire liquidity for a variety of reasons, including debt reduction, housing, automotive, business opportunities, education and healthcare costs. Since 1995, we have purchased over $10.1 billion of undiscounted structured settlement payment streams and have completed 39 asset-backed securitizations totaling over $5.6 billion in issuance.

We act as an intermediary that identifies, underwrites and purchases individual payment streams from our customers, aggregates the payment streams and then finances them in the institutional market at financing rates that are below our cost to purchase the payment streams. We purchase future payment streams from our customers for a single up-front cash payment. Such payment is based upon a discount rate that is negotiated with each of our customers. We fund our purchases of payment streams with short and long-term non-recourse financing. We initially fund our purchase of structured settlement payments and annuities through committed warehouse lines. Our guaranteed structured settlement and annuity warehouse facilities totaled $750.0 million at June 30, 2014. We intend to undertake a sale or securitization of these assets approximately three times per year, subject to our discretion, in transactions that generate excess cash proceeds over the purchase price we paid for those assets and the amount of warehouse financing used to fund that purchase price. We finance the purchase of other payment streams using a combination of other committed financing sources and our operating cash flow.

Because our purchase and financing of periodic payment streams is undertaken on a positive cash flow basis, we view our ability to purchase payment streams as key to our business model. Another key feature of our business model is our ability to aggregate payment streams from many individuals and from a well-diversified base of payment counterparties. We continuously monitor the efficiency of marketing expenses and the hiring and training of personnel engaged in the purchasing process.

We currently provide liquidity to our customers through the following products:

•	Structured Settlements are contractual agreements to settle a tort claim involving physical injury or illness whereby a claimant is compensated for damages through a series of payments over time rather than by a single upfront payment. These payments fall into two categories: guaranteed structured settlement payments, which are paid out until maturity regardless of the status of the beneficiary, and life contingent structured settlement payments, which cease upon the death of the beneficiary. We purchase all or part of these structured settlement payments at a discount to the aggregate face amount of the future payments in exchange for a single up-front payment. These future structured settlement payments are generally disbursed to us directly by an insurance company. Since the enactment of the federal Tax Relief Act in 2002, every one of our structured settlement payment stream purchases has been reviewed and approved by a judge. Revenue generated from our structured settlement payment purchasing business was $241.1 million and $221.9 million for the six months ended June 30, 2014 and 2013, respectively.

•	Annuities are insurance products purchased by individuals from insurance companies entitling the beneficiary to receive a pre-determined stream of periodic payments. We purchase all or part of the annuity payments at a discount to the aggregate face amount of future payments in exchange for a single up-front payment. Revenue generated from our annuity payment purchasing business was $4.7 million and $6.0 million for the six months ended June 30, 2014 and 2013, respectively.
•	Lotteries are prizes that generally have periodic payments and are typically backed by state lottery commission obligations or insurance company annuities. We purchase all or part of the lottery receivables at a discount to the aggregate face amount of future payments in exchange for a single up-front payment to the lottery winners. As in the case of structured settlement payments, every one of our purchases of lottery receivables is reviewed and approved by a judge. Revenue generated from our lottery payment purchasing business was $9.2 million and $15.0 million for the six months ended June 30, 2014 and 2013, respectively.
•	Pre-settlement funding is a transaction with a plaintiff with a pending personal injury claim to provide liquidity while awaiting settlement. These are not loans; rather, we are assigned an interest in the settlement proceeds of the claim and, if and when a settlement occurs, payment is made to us directly via the claim payment waterfall, not from the claimant. If the plaintiff’s claim is unsuccessful, the purchase price and accrual of fees thereon are written off. Revenue from our pre-settlement funding business was $5.1 million and $7.0 million for the six months ended June 30, 2014 and 2013, respectively.

Corporate Information

Our principal executive offices are located at 201 King of Prussia Road, Suite 501, Radnor, Pennsylvania 19087-5148 and our telephone number at that address is (484) 434-2300. Our website is located at http://www.jgwpt.com. This website and the information contained therein is not part of this prospectus, and you should rely only on the information contained or incorporated by reference in this prospectus when making a decision as to whether to invest in our Class A Shares.

Implications of being an emerging growth company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act. As a result, we are permitted to, and do, rely on exemptions from certain disclosure requirements that are applicable to other companies that are not emerging growth companies. Accordingly, for so long as we are an emerging growth company, we will not be required to:

•	engage an auditor to report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act;
•	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay,” “say-on-frequency” and “say-on-golden parachutes;”
•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparison of the chief executive officer’s compensation to median employee compensation; or
•	adopt certain accounting standards until those standards would otherwise apply to private companies.

We will remain an emerging growth company until the earliest to occur of:

•	our reporting $1 billion or more in annual gross revenues;
•	our issuance, in a three year period, of more than $1 billion in non-convertible debt;
•	the end of the fiscal year in which the market value of our common stock held by non-affiliates exceeds $700 million on the last business day of our second fiscal quarter; and
•	the end of fiscal 2018.

THE OFFERING

Class A Shares outstanding immediately prior to the offering by us
12,793,276 Class A Shares
Class A Shares to be offered by us(1)
Up to 17,469,499 Class A Shares
Class A Shares to be offered by the selling stockholders(2)
Up to 18,218,381 Class A Shares
Class A Shares outstanding immediately after this offering(3)
30,262,775 Class A Shares

(1)	Consists of (a) up to an aggregate of 16,503,065 Class A Shares issuable upon the exchange by the holders of an equivalent number of currently outstanding JGWPT Common Interests, (i) 12,142,442 of which JGWPT Common Interests are each paired with one share of our Class B common stock that such holders will surrender in connection with such exchange) and (ii) 4,360,623 of which JGWPT Common Interests are initially exchangeable for an equivalent number of shares of our non-voting Class C common stock, and (b) up to an aggregate of 966,434 Class A Shares issuable upon the exercise by holders of warrants entitling the holder to purchase (i) up to 483,217 Class A Shares at an exercise price of $35.78 per share, and (ii) up to 483,217 Class A Shares at an exercise price of $63.01 per share. All such warrants are exercisable until January 8, 2022, and may not be transferred.
(2)	Consists of (a) up to an aggregate of 16,487,321 Class A Shares issuable to the selling stockholders upon their exchange of an equivalent number of currently outstanding JGWPT Common Interests, (b) up to 966,434 Class A Shares upon the exercise by certain selling stockholders of the warrants described in footnote (1) above, and (c) up to an aggregate of 764,626 Class A Shares previously issued to the selling stockholders upon their exchange of an equivalent number of currently outstanding JGWPT Common Interests.
(3)	The number of Class A Shares to be outstanding after this offering assumes (i) the exchange of all JGWPT Common Interests currently held by the selling stockholders, and (ii) the exercise of all warrants currently held by certain selling stockholders.

RISK FACTORS

Any investment in our Class A Shares involves a high degree of risk. You should carefully consider the risks described or incorporated by reference in this prospectus before deciding whether to purchase our Class A Shares. The risks and uncertainties described or incorporated by reference in this prospectus are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of those risks actually occur, our business, financial condition and results of operations may be adversely affected. The risks discussed or incorporated by reference in this prospectus also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Special Note Regarding Forward-Looking Statements” in this prospectus.

The market price and trading volume of our Class A Shares may be volatile, which could result in rapid and substantial losses for our stockholders.

The market price of our Class A Shares may be highly volatile and could be subject to wide fluctuations. In addition, the trading volume in our Class A Shares may fluctuate and cause significant price variations to occur. The market price of our Class A Shares may fluctuate or decline significantly in the future. Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our Class A Shares include:

•	variations in our quarterly or annual operating results;
•	changes in our earnings estimates (if provided) or differences between our actual financial and operating results and those expected by investors and analysts;
•	the contents of published research reports about us or our industry or the failure of securities analysts to cover our Class A Shares;
•	additions or departures of key management personnel;
•	any increased indebtedness we may incur in the future;
•	announcements by us or others and developments affecting us;
•	actions by institutional stockholders;
•	litigation and governmental investigations;
•	legislative or regulatory changes;
•	changes in government programs and policies;
•	changes in market valuations of similar companies;
•	speculation or reports by the press or investment community with respect to us or our industry in general;
•	increases in market interest rates that may lead purchasers of our shares to demand a higher yield;
•	announcements by us or our competitors of significant contracts, acquisitions, dispositions, strategic relationships, joint ventures or capital commitments; and
•	general market, political and economic conditions, including any such conditions and local conditions in the markets in which we conduct our operations.

These broad market and industry factors may decrease the market price of our Class A Shares, regardless of our actual operating performance. The stock market in general has from time to time experienced extreme price and volume fluctuations, including in recent months. In addition, in the past, following periods of volatility in the overall market and decreases in the market price of a company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which reflect management’s expectations regarding our future growth, results of operations, operational and financial performance and business prospects and opportunities. All statements, other than statements of historical fact, are forward-looking statements. You can identify such statements because they contain words such as “plans,” “expects” or “does expect,” “budget,” “forecasts,” “anticipates,” “does not anticipate,” “believes,” “intends,” and similar expressions or statements that certain actions, events or results “may,” “could,” “would,” “might” or “will,” be taken, occur or be achieved. Although the forward-looking statements contained in this prospectus reflect management’s current beliefs based upon information currently available to management and upon assumptions which management believes to be reasonable, actual results may differ materially from those stated in or implied by these forward-looking statements.

A number of factors could cause actual results, performance or achievements to differ materially from the results expressed or implied in the forward-looking statements, including those listed in the “Risk Factors” section of this prospectus and in our Annual Report on Form l0-K for the year ended December 31, 2013 and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014. These factors should be considered carefully and readers should not place undue reliance on the forward-looking statements. Forward-looking statements necessarily involve significant known and unknown risks, assumptions and uncertainties that may cause our actual results, performance and opportunities in future periods to differ materially from those expressed or implied by such forward-looking statements. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to publicly revise any forward-looking statements to reflect circumstances or events after the date of this prospectus, or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we file from time to time with the Securities and Exchange Commission after the date of this prospectus. These risks and uncertainties include, among other things:

•	our ability to continue to purchase structured settlement payments and other assets;
•	our ability to complete future securitizations or other financings on beneficial terms;
•	availability of or increases in the cost of our financing sources relative to our purchase discount rate;
•	our dependence on the opinions of certain rating agencies;
•	our dependence on outside parties to conduct our transactions including the court system, insurance companies, outside counsel, delivery services and notaries;
•	our dependence on the effectiveness of our direct response marketing;
•	the compression of the yield spread between the price we pay for and the price at which we sell assets;
•	changes in tax or accounting policies or changes in interpretation of those policies as applicable to our business;
•	the lack of an established market for the subordinated interest in the receivables that we retain after a securitization is executed;
•	our exposure to underwriting risk;
•	our ability to remain in compliance with the terms of our substantial indebtedness;
•	changes in existing state laws governing the transfer of structured settlement payments or the interpretation thereof;
•	the insolvency or downgrade of a material number of structured settlement issuers;
•	any change in current tax law relating to the tax treatment of structured settlements;
•	changes to state or federal, licensing and regulatory regimes;
•	the impact of the March 2014 Consumer Financial Protection Bureau inquiry and any findings or regulations it issues as related to us, our industries, our products or in general;
•	adverse judicial developments;
•	potential litigation and regulatory proceedings;

•	unfavorable press reports about our business model;
•	our access to personally identifiable confidential information of current and prospective customers and the improper use or failure to protect that information;
•	the public disclosure of the identities of structured settlement holders;
•	our business model being susceptible to litigation;
•	our dependence on a small number of key personnel;
•	our ability to successfully enter new lines of business and broaden the scope of our business;
•	changes in our expectations regarding the likelihood, timing or terms of any potential acquisitions;
•	our computer systems being subject to security and privacy breaches; and
•	infringement of our trademarks or service marks.

Although we have attempted to identify important risks and factors that could cause actual actions, events or results to differ materially from those described in or implied by our forward-looking statements, other factors and risks may cause actions, events or results to differ materially from those anticipated, estimated or intended. We cannot assure you that forward-looking statements will prove to be accurate, as actual actions, results and future events could differ materially from those anticipated or implied by such statements. Accordingly, as noted above, readers should not place undue reliance on forward-looking statements. These forward-looking statements are made as of the date of this prospectus and, except as required by law, we assume no obligation to update or revise them to reflect new events or circumstances.

EXCHANGES OF JGWPT COMMON INTERESTS FOR CLASS A SHARES;
EXERCISE OF WARRANTS

Exchanges of JGWPT Common Interests for Class A Shares

Pursuant to the operating agreement of JGWPT Holdings, LLC, each JGWPT Common Interest is exchangeable for (i) one of our Class A Shares, or, in the case of PGHI Corp., one of our Class C Shares, or (ii) at the option of JGWPT Holdings, LLC cash equal to the market value of one of our Class A Shares or Class C Shares, at any time and from time to time, subject to any applicable rules and restrictions imposed by us. To effect an exchange, a Common Interestholder must simultaneously deliver its JGWPT Common Interests to JGWPT Holdings, LLC for cancellation and (other than PGHI Corp.) deliver a corresponding number of Class B Shares to JGWPT Holdings, LLC for redemption by us. Unless JGWPT Holdings, LLC exercises its option to pay cash in lieu of Class A Shares, we will deliver an equivalent number of Class A Shares to JGWPT Holdings, LLC for further delivery to the exchanging holder and receive a corresponding number of newly issued JGWPT Common Interests. The Class B Shares surrendered by the exchanging holder will be redeemed for their $0.00001 value per share and cancelled, and the exchanging holder’s surrendered JGWPT Common Interests will be cancelled by JGWPT Holdings, LLC. As a holder exchanges his JGWPT Common Interests, our percentage of economic ownership of JGWPT Holdings, LLC will be correspondingly increased.

Exercise of Warrants

In connection with our IPO, the Class C Profits Interests of JGWPT Holdings, LLC held by PGHI Corp. were cancelled and PGHI Corp. received warrants to purchase Class A Shares. The warrants issued in respect of the Tranche C-1 profits interests entitle the holders thereof to purchase up to 483,217 Class A Shares at an exercise price of $35.78 per share. The warrants issued in respect of the Tranche C-2 profits interests entitle the holders thereof to purchase up to 483,217 Class A Shares at an exercise price of $63.01 per share. These warrants are exercisable until January 8, 2022, and may not be transferred.

SELLING STOCKHOLDERS

The selling stockholders named below may offer to sell from time to time pursuant to this prospectus up to an aggregate of 18,218,381 Class A Shares. The table below describes each selling stockholder’s beneficial ownership of our Class A Shares and Class B Shares (a) as of the date of this prospectus and (b) assuming each selling stockholder has:

•	exchanged all JGWPT Common Interests (and, where applicable, converted all Class C Shares) held by such selling stockholder; and

•	exercised all warrants held by such selling stockholder; and

and has resold all such Class A Shares pursuant to this prospectus.

Each Class A Share is entitled to one vote per share on all matters submitted to a vote of our stockholders. Each Class B Share is entitled to ten votes per share on all matters submitted to a vote of our stockholders. Each holder of JGWPT Common Interests, other than PGHI Corp., was issued a corresponding number of Class B Shares in connection with our IPO. Upon the exchange of JGWPT Common Interests for Class A Shares, the holder must simultaneously deliver a corresponding number of Class B Shares to JGWPT Holdings, LLC for redemption by us. The Class B Shares surrendered by the exchanging holder will be redeemed for their $0.00001 value per share and cancelled.

Information concerning the selling stockholders may change from time to time. Any changes to the information provided below will be set forth in a supplement to this prospectus if and when necessary.

Beneficial Ownership Prior to this Offering(1)						Beneficial Ownership After this Offering(1) (2)
Name and Address of Selling Stockholder(3)	Number of Class A Shares	Number of Class B Shares	Percentage of Class A Shares	Percentage of Class B Shares	Number of Class A Shares that may be sold in this Offering	Number of Class A Shares	Number of Class B Shares	Percentage of Class A Shares	Percentage of Class B Shares
Dallas Aaron	—	4,431	—	*	4,431	—	—	—	—
Michael Aloupis	—	6,649	—	*	6,649	—	—	—	—
Eyal Ardity	—	5,541	—	*	5,541	—	—	—	—
Loredana Astillero	—	664	—	*	664	—	—	—	—
Bell Atlantic Master Trust(4)	7,648	3,825	*	*	11,473	—	—	—	—
Paul Benk	—	2,216	—	*	2,216	—	—	—	—
Steven M. Berkeley	—	2,216	—	*	2,216	—	—	—	—
Jenine Berry	—	42	—	*	42	—	—	—	—
Michael Bezak	—	531	—	*	531	—	—	—	—
BGT Subsidiary, LLC(5)	12,281	12,280	*	*	24,561	—	—	—	—
BLW Subsidiary, LLC(6)	14,207	14,207	*	*	28,414	—	—	—	—
Lori Borowski	—	18,705	—	*	18,705	—	—	—	—
BR-FRI Subsidiary, LLC(7)	21,961	21,960	*	*	43,921	—	—	—	—
Victor F. Burgess	—	3,849	—	*	3,849	—	—	—	—
Joseph Butch	—	3,325	—	*	3,325	—	—	—	—
Alberto Cairo	—	2,771	—	*	2,771	—	—	—	—
California Public Employees' Retirement System(8)	—	6,583	—	*	6,583	—	—	—	—
Candlewood Credit Value Fund II, LP(9)	—	6,695	—	*	6,695	—	—	—	—
Candlewood Special Situation Fund, LP(10)	—	263,992	—	2.17%	263,992	—	—	—	—
Lauren Capriotti	—	4,522	—	*	4,522	—	—	—	—
CCVF JGW, LLC(11)	—	6,695	—	*	6,695	—	—	—	—
Joe Colangelo	—	5,871	—	*	5,871	—	—	—	—
Richard M. Connelly	—	16,450	—	*	16,450	—	—	—	—
Dwayne C Coubarous	—	1,904	—	*	1,904	—	—	—	—

Beneficial Ownership Prior to this Offering(1)						Beneficial Ownership After this Offering(1) (2)
Name and Address of Selling Stockholder(3)	Number of Class A Shares	Number of Class B Shares	Percentage of Class A Shares	Percentage of Class B Shares	Number of Class A Shares that may be sold in this Offering	Number of Class A Shares	Number of Class B Shares	Percentage of Class A Shares	Percentage of Class B Shares
Credit Value Master Fund III(12)	19,310	9,657	*	*	28,967	—	—	—	—
Credit Value Partners Distressed Duration Master Fund LP(13)	18,452	9,229	*	*	27,681	—	—	—	—
John Crilley	—	9,541	—	*	9,541	—	—	—	—
Vincent Cruz	—	4,597	—	*	4,597	—	—	—	—
Jessica Daugherty	—	399	—	*	399	—	—	—	—
Eugene Davis(14)	4,896	2,448	*	*	7,344	—	—	—	—
Alfred DeLeo	4,896	2,448	*	*	7,344	—	—	—	—
Carol Delucia	—	770	—	*	770	—	—	—	—
Dante Desantis	—	5,541	—	*	5,541	—	—	—	—
Kaylen Dixon	—	531	—	*	531	—	—	—	—
DLJ Merchant Banking Funding, Inc.(15)	108,096	108,096	*	*	216,192	—	—	—	—
Philip Donahue	—	15,202	—	*	15,202	—	—	—	—
DSU Subsidiary, LLC(16)	23,261	23,261	*	*	46,552	—	—	—	—
Karl Fischer	—	5,249	—	*	5,249	—	—	—	—
Christopher S. Fisher		4,596	*	*	4,596	—	—	—	—
FRA Subsidiary, LLC(17)	17,157	17,156	*	*	34,313	—	—	—	—
Marc Franzen	—	1,056	—	*	1,056	—	—	—	—
Jennifer Gambol		1,065	*	*	1,065
Roger Gasper		2,130	*	*	2,130
Bara Goldberg	—	1,330	—	*	1,330	—	—	—	—
Samuel I. Gottesman	—	28,306	—	*	28,306	—	—	—	—
Lindsay Grass	—	4,596	—	*	4,596	—	—	—	—
James Grugan	—	9,249	—	*	9,249	—	—	—	—
Mark Hall	—	8,641	—	*	8,641	—	—	—	—
Steven Harris	—	14,622	—	*	14,622	—	—	—	—
Mark Haslam	—	22,432	—	*	22,432	—	—	—	—
Daniel Hayes	—	15,396	—	*	15,396	—	—	—	—
Thomas M. Hemler	—	4,433	—	*	4,433	—	—	—	—
Kyle Hennessey	—	13,853	—	*	13,853	—	—	—	—
Douglas Hoffman	—	8,362	—	*	8,362	—	—	—	—
Ronald Houser	—	3,073	—	*	3,073	—	—	—	—
Jefferies Leveraged Credit Products, LLC(18)	—	525	—	*	525	—	—	—	—
JGW Holdco, LLC(19)	—	8,400,024	—	69.18%	8,400,024	—	—	—	—
JGW Restructuring Holdings (BSIS IV), LLC(20)	4,852	4,852	*	*	9,704	—	—	—	—
JGW Restructuring Holdings (BSIS V), LLC(21)	7,266	7,266	*	*	14,532	—	—	—	—
JGW Restructuring Holdings (BSIS), LLC(22)	4,852	4,852	*	*	9,704	—	—	—	—
JGW Restructuring Holdings (LONG3), LLC(23)	16,157	16,158	*	*	32,315	—	—	—	—
JGW Restructuring Holdings (MAG V), LLC(24)	1,625	1,626	*	*	3,251	—	—	—	—
JLL JGW Distribution, LLC(25)	—	945,151	—	7.78%	945,151	—	—	—	—
Amy Kaufman	—	1,662	—	*	1,662	—	—	—	—
Michael Kelly	—	2,216	—	*	2,216	—	—	—	—
Ann Kirk	—	2,216	—	*	2,216	—	—	—	—
Stephen A. Kirkwood	—	46,372	—	*	46,372	—	—	—	—

Beneficial Ownership Prior to this Offering(1)						Beneficial Ownership After this Offering(1) (2)
Name and Address of Selling Stockholder(3)	Number of Class A Shares	Number of Class B Shares	Percentage of Class A Shares	Percentage of Class B Shares	Number of Class A Shares that may be sold in this Offering	Number of Class A Shares	Number of Class B Shares	Percentage of Class A Shares	Percentage of Class B Shares
Martin. Kushner	—	77,278	—	*	77,278	—	—	—	—
Joshua Kyler	—	22,432	—	*	22,432	—	—	—	—
Latitude CLO I, LTD(26)	6,502	3,250	*	*	9,752	—	—	—	—
Latitude CLO II, LTD(27)	6,502	3,250	*	*	9,752	—	—	—	—
Latitude CLO III, LTD(28)	4,063	5,689	*	*	9,752	—	—	—	—
Brian N. Lawlor	—	50,139	—	*	50,139	—	—	—	—
Howard Lee	—	22,432	—	*	22,432	—	—	—	—
Shawn Leonetti	—	266	—	*	266	—	—	—	—
Debra Maher	—	211	—	*	211	—	—	—	—
Andrew May	—	42	—	*	42	—	—	—	—
Keith G. Mayer	—	22,101	—	*	22,101	—	—	—	—
Michael Mayer	—	7,698	—	*	7,698	—	—	—	—
Adam McAllister	—	1,063	—	*	1,063	—	—	—	—
Joseph McEntee	—	3,266	—	*	3,266	—	—	—	—
Jacqueline McLeod-Cephas	—	1,992	—	*	1,992	—	—	—	—
Susan Messner	—	42	—	*	42	—	—	—	—
David Miller	—	398,882	—	3.29%	398,882	—	—	—	—
Sharon Miller	—	27,706	—	*	27,706	—	—	—	—
Alistair Murphy	—	7,089	—	*	7,089	—	—	—	—
Nomura US Attractive Yield Corporate Bond Fund Mother Fund(29)	—	35,351	—	*	35,351	—	—	—	—
Michael Novak	—	1,063	—	*	1,063	—	—	—	—
Ocean Trails CLO III Tax Subsidiary I(30)	6,502	3,250	*	*	9,752	—	—	—	—
Ocean Trails II Tax Subsidiary(31)	12,954	6,478	*	*	19,432	—	—	—	—
John F. O'Donovan	—	22,432	—	*	22,432	—	—	—	—
Sean O'Reilly	—	21,302	—	*	21,302			—
Orix Corporate Capital Inc.(32)	—	49,353	—	*	49,353	—	—	—	—
OWS 1 Blocker I Corp.(33)	3,250	1,626	*	*	4,876	—	—	—	—
OWS II Blocker 1 Corp.(34)	9,752	4,876	*	*	14,628	—	—	—	—
Roy R Parker	—	24,486	—	*	24,486	—	—	—	—
Ankur Patel	—	8,641	—	*	8,641	—	—	—	—
Michael Pavelic	—	6,649	—	*	6,649	—	—	—	—
Aaron Pendergast	—	22,432	—	*	22,432	—	—	—	—
Dwight Perry	—	20,924	—	*	20,924	—	—	—	—
PGHI Corp.(35)	—	—	—	—	5,327,057	—	—	—	—
Lori Pick	—	1,146	—	*	1,146	—	—	—	—
R3 Capital Partners Master, L.P.(36)	71,437	71,437	*	*	142,874	—	—	—	—
Spencer Raynor-Smith	—	2,216	—	*	2,216	—	—	—	—
Reservoir Master Fund, L.P.(37)	3,251	3,250	*	*	6,501	—	—	—	—
Robert Rigal	—	1,108	—	*	1,108	—	—	—	—
David Robinson	—	22,433	—	*	22,433	—	—	—	—
Michael Rodden	—	2,216	—	*	2,216	—	—	—	—
Sarah Rowland	—	217	—	*	217	—	—	—	—
Ana Sofia Santo	—	211	—	*	211	—	—	—	—
Clifton R. Satchell	—	7,753	—	*	7,753	—	—	—	—
John Schwab	—	63,906	—	*	63,906	—	—	—	—
George Schwartz	—	4,696	—	*	4,696	—	—	—	—

Beneficial Ownership Prior to this Offering(1)						Beneficial Ownership After this Offering(1) (2)
Name and Address of Selling Stockholder(3)	Number of Class A Shares	Number of Class B Shares	Percentage of Class A Shares	Percentage of Class B Shares	Number of Class A Shares that may be sold in this Offering	Number of Class A Shares	Number of Class B Shares	Percentage of Class A Shares	Percentage of Class B Shares
Michael C. Schwartz	—	3,100	—	*	3,100	—	—	—	—
Randi A. Sellari	—	426,332	—	3.51%	426,332	—	—	—	—
Stefano Sola	—	173,424	—	1.43%	173,424	—	—	—	—
State Street Bank and Trust Company, as Trustee of GMAM Group Pension Trust II(38)	—	1,637	—	*	1,637	—	—	—	—
Stichting Pensioenfonds Hoogovens(39)	—	1,219	—	*	1,219	—	—	—	—
The Regents of the University of California(40)	—	7,314	—	*	7,314	—	—	—	—
The Royal Bank of Scotland plc(41)	317,836	158,917	2.48%	1.31%	476,753	—	—	—	—
Alice Thompson	—	1,328	—	*	1,328	—	—	—	—
Chenille Truitt	—	3,073	—	*	3,073	—	—	—	—
Rodney C. Turner	—	8,641	—	*	8,641	—	—	—	—
Mathew A. Urbanovich	—	16,892	—	*	16,892	—	—	—	—
Venture IX CDO Limited(42)	12,954	6,478	*	*	19,432	—	—	—	—
Venture VIII CDO Limited(43)	12,954	6,478	*	*	19,432	—	—	—	—
Inna Vilenska	—	3,073	—	*	3,073	—	—	—	—
Elizabeth Wallace	—	5,317	—	*	5,317	—	—	—	—
Nicole Wesley	—	531	—	*	531	—	—	—	—
White Horse V, Ltd.(44)	9,752	19,504	*	*	29,256	—	—	—	—
Daniel P Whitman	—	3,100	—	*	3,100	—	—	—	—
Edward Yi	—	2,216	—	*	2,216	—	—	—	—
Derek Yoder	—	3,100	—	*	3,100	—	—	—	—
Eric Youngblood	—	4,236	—	*	4,236	—	—	—	—
Betsy Zepeda	—	399	—	*	399	—	—	—	—

*	Less than 1%.
(1)	Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares. In calculating the number of shares beneficially owned by each selling stockholder prior to and after this offering, we have based our calculations on 12,793,276 Class A Shares and 12,142,442 Class B Shares, in each case outstanding as of August 13, 2014.
(2)	Assumes the sale of all Class A Shares offered by the selling stockholder pursuant to this prospectus.
(3)	Unless otherwise noted, the address for each beneficial owner listed on the table is 201 King of Prussia Road, Radnor, Suite 501, Pennsylvania 19087-5148.
(4)	Voting and dispositive powers over the securities held by Bell Atlantic Master Trust are exercised by Donald E. Pollard, as Managing Partner and Portfolio Manager, Howard E. Sullivan III, as Partner and Chief Operating Officer, Grant Pothast, as Partner and Portfolio Manager, and Michael Geroux, as Partner and Portfolio Manager. The address for Bell Atlantic Master Trust is 295 N. Maple Avenue, Basking Ridge, New Jersey 07920.
(5)	BlackRock, Inc. is the ultimate parent holding company of certain advisory subsidiaries that have power to vote or dispose of the securities referenced herein. A portion of such securities are for the benefit of BGT Subsidiary, LLC (the “BlackRock Fund 1”), for which BlackRock Advisers, LLC acts as Manager. On behalf of BlackRock Advisers, LLC, the Manager of the BlackRock Fund 1, James Keenan, as a Managing Director of BlackRock Advisers, LLC, has voting and investment power over such securities. James Keenan expressly disclaims beneficial ownership of all shares held by the BlackRock Fund 1. The address for the BlackRock Advisers, LLC and James Keenan is 55 East 52nd Street, New York, NY 10055, United States. BlackRock Fund 1 is an affiliate of one or more registered broker-dealers. BlackRock Fund 1 has advised us that it purchased all Common Interests in the ordinary course of business and, at the time of the purchase, had no agreements or understandings, directly or indirectly, with any person to distribute the securities.
(6)	BlackRock, Inc. is the ultimate parent holding company of certain advisory subsidiaries that have power to vote or dispose of the securities referenced herein. A portion of such securities are for the benefit of BLW Subsidiary, LLC (the “BlackRock Fund 2”), for which BlackRock Advisers, LLC acts as Manager. On behalf of BlackRock Advisers, LLC, the Manager of the BlackRock Fund 2, James Keenan, as a Managing Director of BlackRock Advisers, LLC, has voting and investment power over such securities. James Keenan expressly disclaims beneficial ownership of all shares held by the BlackRock Fund 2. The address for the BlackRock Advisers, LLC and James Keenan is 55 East 52nd Street, New York, NY 10055, United States. BlackRock Fund 2 is an affiliate of one or more registered broker-dealers.

BlackRock Fund 2 has advised us that it purchased all Common Interests in the ordinary course of business and, at the time of the purchase, had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(7)	BlackRock, Inc. is the ultimate parent holding company of certain advisory subsidiaries that have power to vote or dispose of the securities referenced herein. A portion of such securities are for the benefit of BR-FRI Subsidiary, LLC (the “BlackRock Fund 3”), for which BlackRock Advisers, LLC acts as Manager. On behalf of BlackRock Advisers, LLC, the Manager of the BlackRock Fund 3, James Keenan, as a Managing Director of BlackRock Advisers, LLC, has voting and investment power over such securities. James Keenan expressly disclaims beneficial ownership of all shares held by the BlackRock Fund 3. The address for the BlackRock Advisers, LLC and James Keenan is 55 East 52nd Street, New York, NY 10055, United States. BlackRock Fund 3 is an affiliate of one or more registered broker-dealers. BlackRock Fund 3 has advised us that it purchased all Common Interests in the ordinary course of business and, at the time of the purchase, had no agreements or understandings, directly or indirectly, with any person to distribute the securities.
(8)	The address for California Public Employees' Retirement System is c/o Nomura Corporate Research and Asset Management Inc. as Investment Advisor, 309 W. 49th Street, 19th Floor,New York, New York 10019-7316.
(9)	Voting and dispositive powers over the securities held by Candlewood Credit Value Fund II, LP are exercised by Donald E. Pollard, as Managing Partner and Portfolio Manager, Howard E. Sullivan III, as Partner and Chief Operating Officer, Grant Pothast, as Partner and Portfolio Manager, and Michael Geroux, as Partner and Portfolio Manager. The address for Candlewood Credit Value Fund II, LP is 49 W Putnam Avenue, Greenwich, Connecticut 06830.
(10)	Voting and dispositive powers over the securities held by Candlewood Special Situation Fund, LP are exercised by Donald E. Pollard, as Managing Partner and Portfolio Manager, Howard E. Sullivan III, as Partner and Chief Operating Officer, Grant Pothast, as Partner and Portfolio Manager, and Michael Geroux, as Partner and Portfolio Manager. The address for Candlewood Special Situation Fund, LP is 49 W Putnam Avenue, Greenwich, Connecticut 06830.
(11)	Voting and dispositive powers over the securities held by CCVF JGW LLC are exercised by Donald E. Pollard, as Managing Partner and Portfolio Manager, Howard E. Sullivan III, as Partner and Chief Operating Officer, Grant Pothast, as Partner and Portfolio Manager, and Michael Geroux, as Partner and Portfolio Manager. The address for CCVF JGW LLC is 49 W Putnam Avenue, Greenwich, Connecticut 06830.
(12)	Voting and dispositive powers over the securities held by Credit Value Master Fund III LLP are exercised by Donald E. Pollard, as Managing Partner and Portfolio Manager, Howard E. Sullivan III, as Partner and Chief Operating Officer, Grant Pothast, as Partner and Portfolio Manager, and Michael Geroux, as Partner and Portfolio Manager. The address for Credit Value Master Fund III LLP is 49 W Putnam Avenue, Greenwich, Connecticut 06830.
(13)	Voting and dispositive powers over the securities held by Credit Value Partners Distressed Duration Master Fund LP are exercised by Donald E. Pollard, as Managing Partner and Portfolio Manager, Howard E. Sullivan III, as Partner and Chief Operating Officer, Grant Pothast, as Partner and Portfolio Manager, and Michael Geroux, as Partner and Portfolio Manager. The address for Credit Value Partners Distressed Duration Master Fund LP is 49 W Putnam Avenue, Greenwich, Connecticut 06830.
(14)	Mr. Davis was previously on our board of directors, but resigned from the board on November 5, 2013.
(15)	The address for DLJ Merchant Banking Funding, Inc. is 11 Madison Avenue, New York, New York 10010. DLJ Merchant Banking Funding, Inc. is an affiliate of one or more registered broker-dealers. DLJ Merchant Banking Funding, Inc. has advised us that it purchased all Common Interests in the ordinary course of business and, at the time of the purchase, had no agreements or understandings, directly or indirectly, with any person to distribute the securities.
(16)	BlackRock, Inc. is the ultimate parent holding company of certain advisory subsidiaries that have power to vote or dispose of the securities referenced herein. A portion of such securities are for the benefit of DSU Subsidiary, LLC (the “BlackRock Fund 4”), for which BlackRock Advisers, LLC acts as Manager. On behalf of BlackRock Advisers, LLC, the Manager of the BlackRock Fund 4, James Keenan, as a Managing Director of BlackRock Advisers, LLC, has voting and investment power over such securities. James Keenan expressly disclaims beneficial ownership of all shares held by the BlackRock Fund 4. The address for the BlackRock Advisers, LLC and James Keenan is 55 East 52nd Street, New York, NY 10055, United States. BlackRock Fund 4 is an affiliate of one or more registered broker-dealers. BlackRock Fund 5 has advised us that it purchased all Common Interests in the ordinary course of business and, at the time of the purchase, had no agreements or understandings, directly or indirectly, with any person to distribute the securities.
(17)	BlackRock, Inc. is the ultimate parent holding company of certain advisory subsidiaries that have power to vote or dispose of the securities referenced herein. A portion of such securities are for the benefit of FRA Subsidiary, LLC (the “BlackRock Fund 5”), for which BlackRock Advisers, LLC acts as Manager. On behalf of BlackRock Advisers, LLC, the Manager of the BlackRock Fund 5, James Keenan, as a Managing Director of BlackRock Advisers, LLC, has voting and investment power over such securities. James Keenan expressly disclaims beneficial ownership of all shares held by the BlackRock Fund 5. The address for the BlackRock Advisers, LLC and James Keenan is 55 East 52nd Street, New York, NY 10055, United States. BlackRock Fund 5 is an affiliate of one or more registered broker-dealers. BlackRock Fund 5 has advised us that it purchased all Common Interests in the ordinary course of business and, at the time of the purchase, had no agreements or understandings, directly or indirectly, with any person to distribute the securities.
(18)	Jefferies Leveraged Credit Products, LLC is an indirect, wholly-owned subsidiary of Leucadia National Corporation, a publicly-traded company. The address for Jefferies Leveraged Credit Products, LLC is 520 Madison Avenue, New York, New York 10022. Jefferies Leveraged Credit Products, LLC is an affiliate of one or more registered broker-dealers. Jefferies Leveraged Credit Products, LLC has advised us that it purchased all Common Interests in the ordinary course of business and, at the time of the purchase, had no agreements or understandings, directly or indirectly, with any person to distribute the securities.
(19)	JGW Holdco, LLC's managing member is J.G. Wentworth, Inc., the board of directors of which consists of Paul S. Levy, Alexander R. Castaldi, Francisco J. Rodriguez and David Miller. JGW Holdco, LLC is more than 99 owned by JLL JGW Distribution, LLC. JLL JGW Distribution, LLC's board of managers consists of Paul S. Levy, Alexander R. Castaldi and Francisco J. Rodriguez. JLL JGW Distribution, LLC is owned by JLL Fund V AIF I, L.P., a Delaware limited partnership (“AIF I”), and JLL Fund V AIF II, L.P., a Delaware limited partnership (“AIF II”), which in turn holds its interests in JLL JGW Distribution, LLC through JGW Holdings, Inc., a Delaware corporation. JLL Associates V, L.P., a Delaware limited partnership, is the general partner of each of AIF I and AIF II. JLL Associates G.P. V, L.L.C., a Delaware limited liability company, is the general partner of JLL Associates V, L.P. Mr. Paul S. Levy is the sole managing member of JLL Associates G.P. V, L.L.C. As a result, Mr. S. Levy may be deemed to be the beneficial owner of all of the shares held by JGW Holdco, LLC, with shared voting and dispositive power with regard to such shares. Mr. Levy has a pecuniary interest in only a portion of these shares. Messrs. Castaldi, Rodriguez and Miller may also be deemed to have beneficial ownership of the shares, but they disclaim any beneficial ownership thereof. The address for the JGW Holdco, LLC is 450 Lexington Avenue, 31st Floor, New York, New York 10017.

(20)	BlackRock, Inc. is the ultimate parent holding company of certain advisory subsidiaries that have power to vote or dispose of the securities referenced herein. A portion of such securities are for the benefit of JGW Restructuring Holdings (BSIS IV), LLC (the “BlackRock Fund 6”), for which BlackRock Financial Management, Inc. acts as Collateral Manager. On behalf of BlackRock Financial Management, Inc., the Collateral Manager of the BlackRock Fund 6, James Keenan, as a Managing Director of BlackRock Advisers, LLC, has voting and investment power over such securities. James Keenan expressly disclaims beneficial ownership of all shares held by the BlackRock Fund 6. The address for the BlackRock Advisers, LLC and James Keenan is 55 East 52nd Street, New York, NY 10055, United States. BlackRock Fund 6 is an affiliate of one or more registered broker-dealers. BlackRock Fund 6 has advised us that it purchased all Common Interests in the ordinary course of business and, at the time of the purchase, had no agreements or understandings, directly or indirectly, with any person to distribute the securities.
(21)	BlackRock, Inc. is the ultimate parent holding company of certain advisory subsidiaries that have power to vote or dispose of the securities referenced herein. A portion of such securities are for the benefit of JGW Restructuring Holdings (BSIS V), LLC (the “BlackRock Fund 7”), for which BlackRock Financial Management, Inc. acts as Collateral Manager. On behalf of BlackRock Financial Management, Inc., the Collateral Manager of the BlackRock Fund 7, James Keenan, as a Managing Director of BlackRock Advisers, LLC, has voting and investment power over such securities. James Keenan expressly disclaims beneficial ownership of all shares held by the BlackRock Fund 7. The address for the BlackRock Advisers, LLC and James Keenan is 55 East 52nd Street, New York, NY 10055, United States. BlackRock Fund 7 is an affiliate of one or more registered broker-dealers. BlackRock Fund 8 has advised us that it purchased all Common Interests in the ordinary course of business and, at the time of the purchase, had no agreements or understandings, directly or indirectly, with any person to distribute the securities.
(22)	BlackRock, Inc. is the ultimate parent holding company of certain advisory subsidiaries that have power to vote or dispose of the securities referenced herein. A portion of such securities are for the benefit of JGW Restructuring Holdings (BSIS), LLC (the “BlackRock Fund 8”), for which BlackRock Financial Management, Inc. acts as Collateral Manager. On behalf of BlackRock Financial Management, Inc., the Collateral Manager of the BlackRock Fund 8, James Keenan, as a Managing Director of BlackRock Advisers, LLC, has voting and investment power over such securities. James Keenan expressly disclaims beneficial ownership of all shares held by the BlackRock Fund 8. The address for the BlackRock Advisers, LLC and James Keenan is 55 East 52nd Street, New York, NY 10055, United States. BlackRock Fund 8 is an affiliate of one or more registered broker-dealers. BlackRock Fund 8 has advised us that it purchased all Common Interests in the ordinary course of business and, at the time of the purchase, had no agreements or understandings, directly or indirectly, with any person to distribute the securities.
(23)	BlackRock, Inc. is the ultimate parent holding company of certain advisory subsidiaries that have power to vote or dispose of the securities referenced herein. A portion of such securities are for the benefit of JGW Restructuring Holdings (LONG3), LLC (the “BlackRock Fund 9”), for which BlackRock Financial Management, Inc. acts as Collateral Manager. On behalf of BlackRock Financial Management, Inc., the Collateral Manager of the BlackRock Fund 9, James Keenan, as a Managing Director of BlackRock Advisers, LLC, has voting and investment power over such securities. James Keenan expressly disclaims beneficial ownership of all shares held by the BlackRock Fund 9. The address for the BlackRock Advisers, LLC and James Keenan is 55 East 52nd Street, New York, NY 10055, United States. BlackRock Fund 9 is an affiliate of one or more registered broker-dealers. BlackRock Fund 9 has advised us that it purchased all Common Interests in the ordinary course of business and, at the time of the purchase, had no agreements or understandings, directly or indirectly, with any person to distribute the securities.
(24)	BlackRock, Inc. is the ultimate parent holding company of certain advisory subsidiaries that have power to vote or dispose of the securities referenced herein. A portion of such securities are for the benefit of JGW Restructuring Holdings (MAG V), LLC (the “BlackRock Fund 10”), for which BlackRock Financial Management, Inc. acts as Collateral Manager. On behalf of BlackRock Financial Management, Inc., the Collateral Manager of the BlackRock Fund 10, James Keenan, as a Managing Director of BlackRock Advisers, LLC, has voting and investment power over such securities. James Keenan expressly disclaims beneficial ownership of all shares held by the BlackRock Fund 10. The address for the BlackRock Advisers, LLC and James Keenan is 55 East 52nd Street, New York, NY 10055, United States. BlackRock Fund 10 is an affiliate of one or more registered broker-dealers. BlackRock Fund 10 has advised us that it purchased all Common Interests in the ordinary course of business and, at the time of the purchase, had no agreements or understandings, directly or indirectly, with any person to distribute the securities.
(25)	JLL JGW Distribution, LLC's board of managers consists of Paul S. Levy, Alexander R. Castaldi and Francisco J. Rodriguez. JLL JGW Distribution, LLC is owned by AIF I and AIF II, which in turn holds its interests in JLL JGW Distribution, LLC through JGW Holdings, Inc., a Delaware corporation. JLL Associates V, L.P., a Delaware limited partnership, is the general partner of each of AIF I and AIF II. JLL Associates G.P. V, L.L.C., a Delaware limited liability company, is the general partner of JLL Associates V, L.P. Mr. Paul S. Levy is the sole managing member of JLL Associates G.P. V, L.L.C. As a result, Mr. S. Levy may be deemed to be the beneficial owner of all of the shares held by JLL JGW Distribution, LLC, with shared voting and dispositive power with regard to such shares. Mr. Levy has a pecuniary interest in only a portion of these shares. Messrs. Castaldi, Rodriguez and Miller may also be deemed to have beneficial ownership of the shares, but they disclaim any beneficial ownership thereof. The address for the JLL JGW Distribution, LLC is 450 Lexington Avenue, 31st Floor, New York, New York 10017.
(26)	Voting and dispositive power over the securities held by Latitude CLO I, LTD is exercised by Kirk Wallace. The address for Latitude CLO I, LTD is 1850 Gateway Drive, Suite 650, San Mateo, California 94404.
(27)	Voting and dispositive power over the securities held by Latitude CLO I, LTD is exercised by Kirk Wallace. The address for Latitude CLO II, LTD is 1850 Gateway Drive, Suite 650, San Mateo, California 94404.
(28)	Voting and dispositive power over the securities held by Latitude CLO I, LTD is exercised by Kirk Wallace. The address for Latitude CLO III, LTD is 1850 Gateway Drive, Suite 650, San Mateo, California 94404.
(29)	Voting and dispositive power over the securities held by Nomura US Attractive Yield Corporate Bond Fund Mother Fund is exercised by Stephen Kotsen, as Managing Director of Nomura Corporate Research and Asset Management Inc. The address for Nomura US Attractive Yield Corporate Bond Fund Mother Fund is c/o Nomura Corporate Research and Asset Management Inc. as Investment Advisor, 309 W. 49th Street, 19th Floor, New York, New York 10019-7316.
(30)	Voting and dispositive power over the securities held by Ocean Trails CLO III Tax Subsidiary I is exercised by Heidi Skor and Michael Hatley, in their capacity as employees of West Gate Horizons Advisors LLC, the Investment Manager for Ocean Trails CLO III Tax Subsidiary I. The address for Ocean Trails CLO III Tax Sub is c/o West Gate Horizons Advisors, 633 West 5th Street, Suite 6600, Los Angeles, California 90071.

(31)	Voting and dispositive power over the securities held by Ocean Trails II Tax Subsidiary is exercised by Heidi Skor and Michael Hatley, in their capacity as employees of West Gate Horizons Advisors LLC, the Investment Manager for Ocean Trails II Tax Subsidiary. The address for Ocean Trails II Tax Subsidiary is c/o West Gate Horizons Advisors, 633 West 5th Street, Suite 6600, Los Angeles, California 90071.
(32)	The ultimate beneficial owner of Orix Corporate Capital Inc. is Orix Corporation. Voting and dispositive power over the securities held by Orix Corporate Capital Inc. is exercised by Christopher L. Smith and Brad Borud, the directors of Orix Corporate Capital Inc. The address for Orix Corporate Capital Inc. is 1717 Main Street, Suite 1100, Dallas, Texas 75201. Orix Corporate Capital Inc. is an affiliate of one or more registered broker-dealers. Orix Corporate Capital Inc. has advised us that it purchased all Common Interests in the ordinary course of business and, at the time of the purchase, had no agreements or understandings, directly or indirectly, with any person to distribute the securities.
(33)	The beneficial owner of OWS 1 Blocker I Corp. is Tom Birkin. The address for OWS 1 Blocker I Corp. is Corporation Trust Center, 1029 Orange Street, Wilmington, Delaware 19801.
(34)	The beneficial owner of OWS II Blocker 1 Corp. is Tom Birkin. The address for OWS II Blocker 1 Corp. is Corporation Trust Center, 1029 Orange Street, Wilmington, Delaware 19801.
(35)	Voting and dispositive power over the securities held by PGHI Corp. is exercised by Neal Pomroy and Jennie Benza, directors of PGHI Corp. The address for PGHI Corp. is 6465 E. Johns Crossing, Suite 200, Johns Creek, GA 30097.
(36)	BlackRock, Inc. is the ultimate parent holding company of certain advisory subsidiaries that have power to vote or dispose of the securities referenced herein. A portion of such securities are for the benefit of R3 Capital Partners Master, L.P. (the “BlackRock Fund 11”), for which BlackRock Investment Management, LLC acts as Investment Manager. On behalf of BlackRock Investment Management, LLC, the Investment Manager of the BlackRock Fund 11, Rick Rieder, as a Managing Director of BlackRock Investment Management, LLC, has voting and investment power over such securities. Rick Rieder expressly disclaims beneficial ownership of all shares held by the BlackRock Fund 11. The address for the BlackRock Investment Management, LLC and Rick Rieder is 55 East 52nd Street, New York, NY 10055, United States. BlackRock Fund 11 is an affiliate of one or more registered broker-dealers. BlackRock Fund 11 has advised us that it purchased all Common Interests in the ordinary course of business and, at the time of the purchase, had no agreements or understandings, directly or indirectly, with any person to distribute the securities.
(37)	Voting and dispositive power over the securities held by Reservoir Master Fund, LP is exercised by Daniel Stern and Craig Huff, as general partners of Reservoir Capital Group. The address for Reservoir Master Fund, LP is c/o Reservoir Capital Group, L.L.C., 650 Madison Avenue, New York, New York 10022.
(38)	The address for GMAM Group Pension Trust II is 1345 Avenue of the Americas, 20th Floor, New York, New York 10105.
(39)	Voting and dispositive power over the securities held by Stichting Pensioenfonds Hoogovens is exercised by Hans van de Velde, as CEO, and Jelles van As Craig, as Chief Information Officer. The address for Stichting Pensioenfonds Hoogovens is c/o Nomura Corporate Research and Asset Management Inc. as Investment Advisor, 309 W. 49th Street, 19th Floor, New York, New York 10019-7316.
(40)	Voting and dispositive power over the securities held by The Regents of the University of California is exercised by Randolph E. Wedding, Senior Managing Director, Fixed Income of the Office of the Treasurer of the Regents, University of California Retirement Plan, General Endowment Plan. The address for The Regents of the University of California is c/o Nomura Corporate Research and Asset Management Inc. as Investment Advisor, 309 W. 49th Street, 19th Floor, New York, New York 10019-7316.
(41)	Voting and dispositive power over the securities held by The Royal Bank of Scotland plc is exercised by Jon Weiss, as Managing Director of RBS Securities Inc., which has the authority to act as authorized agent to enter into any transaction for The Royal Bank of Scotland plc. The Royal Bank of Scotland plc is wholly owned by The Royal Bank of Scotland Group plc. The address for The Royal Bank of Scotland plc is 600 Washington Boulevard, Stamford, Connecticut 06901. The Royal Bank of Scotland plc is an affiliate of one or more registered broker-dealers. The Royal Bank of Scotland plc has advised us that it purchased all Common Interests in the ordinary course of business and, at the time of the purchase, had no agreements or understandings, directly or indirectly, with any person to distribute the securities.
(42)	The address for Venture IX CDO Limited is 12 E. 49th Street, 29th Floor, New York, New York 10017.
(43)	The address for Venture VIII CDO Limited is 12 E. 49th Street, 29th Floor, New York, New York 10017.
(44)	Voting and dispositive power over the securities held by Whitehorse V is exercised by Jay Carvell, Ethan Underwood, and Jarred Worley, as fund managers. The address for Whitehorse V is 200 Crescent Court, Suite 1414, Dallas, Texas 75201.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of Class A Shares to selling stockholders upon the exchange by such selling stockholders of JGWPT Common Interests or from the sale by the selling stockholders of any Class A Shares pursuant to this prospectus.

MARKET PRICE FOR COMMON STOCK

Our Class A Shares have traded on the NYSE under the symbol “JGW” since the date of our IPO on November 8, 2013. Before then, there was no public market for our Class A Shares. The following table sets forth the high and low sales prices per share of our Class A Shares as reported by the NYSE. On August 13, 2014, the closing price of our Class A Shares was reported by the NYSE as $11.30. On August 13, 2014, there were approximately 16 holders of record of our Class A Shares and 136 holders of record of our Class B Shares.

Fiscal Year	Low	High
Fourth Quarter of 2013 (November 8, 2013 to December 31, 2013)	$12.50	$17.70
First Quarter of 2014	$15.23	$19.98
Second Quarter of 2014	$9.43	$17.85

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and provisions of our amended and restated certificate of incorporation and bylaws are summaries and are qualified by reference to our amended and restated certificate of incorporation and bylaws.

Our current authorized capital stock consists of 500,000,000 Class A Shares, par value $0.00001 per share, 500,000,000 Class B shares, par value $0.00001 per share, 500,000,000 Class C shares, par value $0.00001 per share, and 100,000,000 shares of blank check preferred stock.

Common Stock

As of June 30, 2014, there are 12,885,225 and 12,793,276 Class A Shares issued and outstanding, respectively, and 12,313,397 Class B Shares issued and outstanding.

Class A Shares

Voting Rights

Our Class A stockholders are entitled to cast one vote per share. Our Class A stockholders are not entitled to cumulate their votes in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all holders of Class A Shares and Class B Shares present in person or represented by proxy, voting together as a single class. Except as otherwise provided by law, amendments to the amended and restated certificate of incorporation must be approved by a majority or, in some cases, a super-majority of the combined voting power of all Class A Shares and Class B Shares, voting together as a single class. However, amendments to the amended and restated certificate of incorporation that would alter or change the powers, preferences or special rights of the Class A Shares or Class B Shares so as to affect them adversely also must be approved by a majority of the votes entitled to be cast by the holders of the shares of the class affected by the amendment, voting as a separate class. Notwithstanding the foregoing, any amendment to our amended and restated certificate of incorporation to increase or decrease the authorized shares of any class shall be approved upon the affirmative vote of a majority of the holders of the affected class, voting together as a single class.

Dividend Rights

Class A stockholders share ratably (based on the number of Class A Shares held) if and when any dividend is declared by the Board of Directors. Dividends consisting of Class A Shares may be paid only as follows: (i) Class A Shares may be paid only to holders of Class A Shares; and (ii) shares shall be paid proportionally with respect to each outstanding Class A Share. We may not subdivide or combine shares of either class of common stock or issue a dividend on shares of either class of common stock without at the same time proportionally subdividing or combining shares of the other class or issuing a similar dividend on the other class. Except in respect of tax distributions received from JGWPT Holdings, LLC, our amended and restated certificate of incorporation provides that if JGWPT Holdings, LLC makes a distribution to its members, including us, we will be required to make a corresponding distribution to our holders of Class A Shares.

Liquidation Rights

On our liquidation, dissolution or winding up, each Class A stockholder will be entitled to a pro rata distribution of any assets available for distribution to common stockholders (except the de minimis par value of the Class B Shares).

Other Matters

No Class A Shares are subject to redemption or have preemptive rights to purchase additional Class A Shares. All outstanding Class A Shares are validly issued, fully paid and non-assessable.

Exchanges of JGWPT Common Interests for Class A Shares

Subject to the terms and conditions of the operating agreement of JGWPT Holdings, LLC, each Common Interestholder has the right to exchange JGWPT Common Interests together with the corresponding number of our Class B Shares, for our Class A Shares, or, at the option of JGWPT Holdings, LLC, cash equal to the market value of one of our Class A Shares, after we file a registration statement providing for such exchanges.

Conversion of Class C Shares into Class A Shares

Each Class C Share may, at the option of the holder, be converted at any time into a Class A Share on a one-for-one basis.

Registration Rights Agreement

In connection with the completion of our IPO, we entered into a registration rights agreement with all of the Common Interestholders pursuant to which we are required to register the exchange under the federal securities laws of the JGWPT Common Interests held by them for Class A Shares. We have agreed, at our expense, upon the expiration or earlier termination (if any) of the lock-up agreement between the underwriters of our IPO and each Common Interestholder (other than holders of a de minimis amount of JGWPT Common Interests) to use our reasonable best efforts to file with the SEC a shelf registration statement providing for the exchange of the JGWPT Common Interests for Class A Shares and the resale of such Class A Shares at any time and from time to time thereafter and to cause and maintain the effectiveness of such shelf registration statement until such time as all JGWPT Common Interests covered by such shelf registration statement have been exchanged. Further, the JLL Holders and other significant Common Interestholders will be entitled to cause us, at our expense, to register the resale of the Class A Shares they will receive upon exchange of their JGWPT Common Interests or upon conversion of their Class C Shares or upon exercise of warrants, which we refer to as their “demand” registration rights.

All Common Interestholders (as well as their permitted transferees) will be entitled to exercise “piggyback” rights in connection with any future public underwritten offerings we engage in for our account or for the account of others to whom we have granted registration rights after the expiration or earlier termination (if any) of the lock-up agreements referred to above, subject to pro rata reduction if it is determined that the sale of additional shares would be harmful to the success of the offering. All fees, costs and expenses of underwritten registrations will be borne by us, other than underwriting discounts and selling commissions, which will be borne by each stockholder selling its shares. Our registration obligations will be subject to certain restrictions on, among other things, the frequency of requested registrations, the number of shares to be registered and the duration of these rights.

Class B Shares

Issuance of Class B Shares with JGWPT Common Interests

Class B Shares will only be issued in the future to the extent that additional JGWPT Common Interests are issued by JGWPT Holdings, LLC, in which case we would contemporaneously issue a corresponding number of Class B Shares. Class B Shares are transferable only together with an equal number of JGWPT Common Interests. Each of our Class B Shares will be redeemed for its $0.00001 par value and cancelled by us if the holder of the corresponding Common Interest exchanges or forfeits its Common Interest pursuant to the terms of the operating agreement of JGWPT Holdings, LLC.

Voting Rights

Class B stockholders are entitled to cast 10 votes per share, with the number of Class B Shares held by each Common Interestholder being equivalent to the number of JGWPT Common Interests held by such holder (except that PGHI Corp. does not and will not hold Class B Shares).

Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all Class A and Class B stockholders present in person or represented by proxy, voting together as a single class. Except as otherwise provided by law, amendments to the amended and restated certificate of incorporation must be approved by a majority or, in some cases, a super-majority of the combined voting power of all Class A Shares and Class B Shares, voting together as a single class. However, amendments to the amended and restated certificate of incorporation that would alter or change the powers, preferences or special rights of the Class A Shares or Class B Shares so as to affect them adversely also must be approved by a majority of the votes entitled to be cast by the holders of the shares of the class affected by the amendment, voting as a separate class. Notwithstanding the foregoing, any amendment to our amended and restated certificate of incorporation to increase or decrease the authorized shares of any class shall be approved upon the affirmative vote of a majority of the holders of the affected class, voting together as a single class.

Dividend Rights

Our Class B stockholders do not participate in any dividend declared by the Board of Directors.

Liquidation Rights

On our liquidation, dissolution or winding up, Class B stockholders will be entitled only to receive an amount per share equal to the $0.00001 par value of the Class B Shares.

Transfers

Pursuant to the operating agreement of JGWPT Holdings, LLC, each holder of Class B Shares agrees that:

•	the holder will not transfer any Class B Shares to any person unless the holder transfers an equal number of JGWPT Common Interests to the same person; and
•	in the event the holder transfers any JGWPT Common Interests to any person, the holder will (except in the case of transfers by PGHI Corp.) transfer an equal number of Class B Shares to the same person.

No Class B Shares have preemptive rights to purchase additional Class B Shares. All outstanding Class B Shares are validly issued, fully paid and nonassessable.

Class C Shares

Voting Rights

Our Class C stockholders are generally not entitled to vote on any matter. However, amendments to the amended and restated certificate of incorporation that would alter or change the powers, preferences or special rights of the Class C Shares so as to affect them adversely must be approved by a majority of the votes entitled to be cast by the holders of the shares of the class affected by the amendment, voting as a separate class. In addition, any amendment to our amended and restated certificate of incorporation that increases or decreases the number of authorized shares or the par value of Class C Shares must be approved upon the affirmative vote of a majority of the holders of the affected class, voting together as a single class.

Dividend Rights

Class C stockholders share ratably (based on the number of Class C Shares held) if and when any dividend is declared by the Board of Directors. Dividends consisting of Class C Shares may be paid only as follows: (i) Class C Shares may be paid only to holders of Class C Shares; and (ii) shares shall be paid proportionally with respect to each outstanding Class C Share. We may not subdivide or combine shares of either class of common stock or issue a dividend on shares of either class of common stock without at the same time proportionally subdividing or combining shares of the other class or issuing a similar dividend on the other class. Except in respect of tax distributions received from JGWPT Holdings, LLC, our amended and restated certificate of incorporation provides that if JGWPT Holdings, LLC makes a distribution to its members, including us, we will be required to make a corresponding distribution to our holders of Class C Shares.

Liquidation Rights

On our liquidation, dissolution or winding up, each Class C stockholder will be entitled to a pro rata distribution of any assets available for distribution to common stockholders (except the de minimis par value of the Class B Shares).

Other Matters

No Class C Shares are subject to redemption or have preemptive rights to purchase additional Class C Shares. All the outstanding Class C Shares are validly issued, fully paid and non-assessable.

Exchanges of JGWPT Common Interests for Class C Shares

Subject to the terms and conditions of the operating agreement of JGWPT Holdings, LLC, PGHI Corp. and its permitted transferees have the right to exchange the non-voting JGWPT Common Interests they hold for our Class C Shares, or, at the option of JGWPT Holdings, LLC, cash equal to the market value of one of our Class C Shares.

Conversion of Class C Shares into Class A Shares

Each Class C Share may, at the option of the holder, be converted at any time into a Class A Share on a one-for-one basis.

Preferred Stock

Our amended and restated certificate of incorporation provides that our board of directors has the authority, without action by the stockholders, to designate and issue up to 100,000,000 shares of preferred stock in one or more classes or series and to fix the powers, rights, preferences, and privileges of each class or series of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series, which may be greater than the rights of the holders of the common stock. There are currently no shares of preferred stock outstanding. Any issuance of shares of preferred stock could adversely affect the voting power of holders of common stock, and the likelihood that the holders will receive dividend payments and payments upon liquidation could have the effect of delaying, deferring or preventing a change in control. We have no present plans to issue any shares of preferred stock.

Anti-Takeover Provisions of Delaware Law and Certain Charter and Bylaw Provisions

Our amended and restated certificate of incorporation and by-laws contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and that may have the effect of delaying, deferring or preventing a future takeover or change in control of our company unless the takeover or change in control is approved by our board of directors. These provisions include the following:

Staggered Board of Directors. Our amended and restated certificate of incorporation provides for a staggered board of directors, divided into three classes (with two classes each having one JLL-designated director (who each have two votes on each matter) and the third class having two JLL-designated directors (who each have two votes on each matter until the earlier to occur of such time as we cease to be a “controlled company” within the meaning of the corporate governance standards of the NYSE or such time as the JLL Holders cease to hold, in the aggregate, at least 934,488 JGWPT Common Interests and at least 20% of the aggregate number of JGWPT Common Interests held on such date by members of JGWPT Holdings, LLC who were members of JGWPT Holdings, LLC (or its predecessor of the same name) on July 12, 2011)), with our stockholders electing one class each year. Between stockholders’ meetings, the board of directors are able to appoint new directors to fill vacancies or newly created directorships so that no more than the number of directors in any given class may be replaced each year and it would take three successive annual meetings to replace all directors. As a result, the majority of the votes on the board will be up for election every two years.

Director Designation Agreement. In connection with our IPO, we entered into a Director Designation Agreement with the JLL Holders and PGHI Corp. Under this agreement, the JLL Holders has the right to designate four director designees to our board of directors so long as the JLL Holders own at least 934,488 JGWPT Common Interests and at least 20% of the aggregate number of JGWPT Common Interests held on such date by members of JGWPT Holdings, LLC who were members of JGWPT Holdings, LLC (or its predecessor of the same name) on July 12, 2011, and PGHI Corp. will have the right to designate one director so long as PGHI Corp. (together with its then-current stockholders) or its assignee holds in the aggregate at least 436,104 JGWPT Common Interests.

Stockholder Action by Written Consent. Our amended and restated certificate of incorporation provides that stockholder action may be taken by written consent in lieu of a meeting. If, however, the JLL Holders and their affiliates cease to control at least a majority of any relevant voting powers, this provision will automatically be eliminated from our amended and restated certificate of incorporation so that stockholder action may be taken only at an annual or special meeting of stockholders.

Elimination of the Ability to Call Special Meetings. Our amended and restated certificate of incorporation provides that, except as otherwise required by law, special meetings of our stockholders can only be called by our Chief Executive Officer, pursuant to a resolution adopted by a majority of our board of directors or a committee of the board of directors that has been duly designated by the board of directors and whose powers and authority include the power to call such meetings, or by the chairman of our board of directors. Stockholders are not permitted to call a special meeting or to require our board to call a special meeting.

Removal of Directors; Board of Directors Vacancies. Our amended and restated certificate of incorporation and by-laws provide that members of our board of directors may not be removed without cause. Our by-laws further provide that only our board of directors may fill vacant directorships, except in limited circumstances. These provisions would prevent a stockholder from gaining control of our board of directors by removing incumbent directors and filling the resulting vacancies with such stockholder’s own nominees.

Amendment of Certificate of Incorporation and By-laws. The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote is required to amend or repeal a corporation’s certificate of incorporation or bylaws, unless the certificate of incorporation requires a greater percentage. Our amended and restated certificate of incorporation generally requires the approval of the holders of at least two-thirds of the voting power of the issued and outstanding shares of our capital stock entitled to vote in connection with the election of directors to amend any provisions of our certificate of incorporation described in this section or to amend or repeal our bylaws. In addition, our amended and restated certificate of incorporation grants our board of directors the authority to amend and repeal our bylaws without a stockholder vote in any manner not inconsistent with the laws of the State of Delaware or our certificate of incorporation.

The foregoing provisions of our amended and restated certificate of incorporation and by-laws could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our Class A Shares that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management or delaying or preventing a transaction that might benefit you or other minority stockholders.

Section 203 of the DGCL

We are not subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the “business combination” or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status, did own) 15% or more of a corporation’s voting stock. In our certificate of incorporation, we have elected not to be bound by Section 203.

Limitations on Liability and Indemnification of Officers and Directors

Our amended and restated certificate of incorporation and by-laws provide indemnification for our directors and officers to the fullest extent permitted by the DGCL. In connection with our IPO, we entered into indemnification agreements with each of our directors that may, in some cases, be broader than the specific indemnification provisions contained under Delaware law. In addition, as permitted by Delaware law, our amended and restated certificate of incorporation includes provisions that eliminate the personal liability of our directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director, except that a director will be personally liable for:

•	any breach of his duty of loyalty to us or our stockholders;
•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	any transaction from which the director derived an improper personal benefit; or
•	improper distributions to stockholders.

These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.

Corporate Opportunities

In recognition that partners, principals, directors, officers, members, managers and/or employees of JLL, the JLL Holders, DLJ Merchant Banking Partners IV, L.P., PGHI Corp. and their respective affiliates and investment funds, which we refer to as the Corporate Opportunity Entities, may serve as our directors and/or officers, and that the Corporate Opportunity Entities may engage in activities or lines of business similar to those in which we engage, our certificate of incorporation provides for the allocation of certain corporate opportunities between us and the Corporate Opportunity Entities. Specifically, none of the Corporate Opportunity Entities has any duty to refrain from engaging, directly or indirectly, in the same or similar business activities or lines of business that we do. In the event that any Corporate Opportunity Entity acquires knowledge of a potential transaction or matter which may be a corporate opportunity for itself and us, we will not have any expectancy in such corporate opportunity, and the Corporate Opportunity Entity will not have any duty to communicate or offer such corporate opportunity to us and may pursue or acquire such corporate opportunity for itself or direct such opportunity to another person. In addition, if a director of our company who is also a partner, principal, director, officer, member, manager or employee of any Corporate Opportunity Entity acquires knowledge of a potential transaction or matter which may be a corporate opportunity for us and a Corporate Opportunity Entity, we will not have any expectancy in such corporate opportunity. In the event that any other director of ours acquires knowledge of a potential transaction or matter which may be a corporate opportunity for us we will not have any expectancy in such corporate opportunity unless such potential transaction or matter was presented to such director expressly in his or her capacity as such.

The above provision shall automatically, without any need for any action by us, be terminated and void at such time as the Corporate Opportunity Entities beneficially own less than 15% of our shares of common stock.

In recognition that we may engage in material business transactions with the Corporate Opportunity Entities, from which we are expected to benefit, our amended and restated certificate of incorporation provides that any of our directors or officers who are also directors, officers, partners, members, managers and/or employees of any Corporate Opportunity Entity will have fully satisfied and fulfilled his fiduciary duty to us and our stockholders with respect to such transaction if: the transaction was fair to us and was made on terms that are not less favorable to us than could have been obtained from a bona fide third party at the time we entered into the transaction; and either the transaction was approved, after being made aware of the material facts of the relationship between each of us or our subsidiary and the Corporate Opportunity Entity and the material terms and facts of the transaction, by:

•	an affirmative vote of a majority of the voting power of members of our board of directors who do not have a material financial interest in the transaction, referred to as Interested Persons; or
•	an affirmative vote of a majority of the voting power of members of a committee of our board of directors consisting of members who are not Interested Persons; or
•	the transaction was approved by an affirmative vote of the holders of a majority of shares of our common stock entitled to vote, excluding the Corporate Opportunity Entities and any Interested Person.

By becoming a stockholder in our company, you will be deemed to have notice of and consented to these provisions of our amended and restated certificate of incorporation. Any amendment to the foregoing provisions of our amended and restated certificate of incorporation requires the affirmative vote of at least two-thirds of the voting power of all shares of our common stock then outstanding.

Transfer Agent

The registrar and transfer agent for our common stock is Broadridge Financial Solutions, Inc.

Listing

Our Class A Shares trade on the NYSE under the symbol “JGW.”

SHARES ELIGIBLE FOR FUTURE SALE

Assuming the issuance and sale by the selling stockholders of all Class A Shares offered pursuant to this prospectus we will have outstanding 30,262,775 Class A Shares and there will be no JGWPT Common Interests outstanding (other than those JGWPT Common Interests held by us). Pursuant to the operating agreement of JGWPT Holdings, LLC, the Common Interestholders may from time to time exchange their JGWPT Common Interests (together with the corresponding Class B Shares) for an equal number of Class A Shares. The Class A Shares received upon exchange may be freely resold into the public market unless held by a Common Interestholder which is an affiliate of us.

Rule 144

In general, under Rule 144 under the Securities Act, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those securities, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those securities without regard to the provisions of Rule 144.

A person (or persons whose securities are aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period a number of securities that does not exceed the greater of one percent of the then outstanding shares of our common stock or the average weekly trading volume of our common stock reported through the NYSE during the four calendar weeks preceding such sale. Such sales are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act, most of our employees, consultants or advisors who purchased shares from us in connection with a qualified compensatory stock plan or other written agreement are eligible to resell those shares 90 days after the date of this prospectus in reliance on Rule 144 but without compliance with the holding period or certain other restrictions contained in Rule 144.

Incentive Plan Shares

We have filed a registration statement on Form S-8 under the Securities Act covering the 2,635,960 Class A Shares initially reserved for issuance under the JGWPT Holdings Inc. 2013 Omnibus Incentive Plan, equal to 10% of the total number of shares of our capital stock that would be outstanding if all of the JGWPT Common Interests were exchanged for Class A Shares or Class C Shares, as applicable, immediately after our IPO and the warrants to purchase Class A Shares to be issued to PGHI Corp. were exercised in full. Shares registered under such registration statement will be available for sale in the open market, unless such shares are subject to vesting restrictions with us or are otherwise subject to the lock-up agreements described above.

Registration Rights

In connection with our IPO, we entered into a registration rights agreement with all of the Common Interestholders pursuant to which we are required to register the exchange under the federal securities laws of the JGWPT Common Interests held by them for Class A Shares. We have agreed, at our expense, upon the expiration or earlier termination (if any) of the lock-up agreement between the underwriters of our IPO and each Common Interestholder (other than holders of a de minimis amount of JGWPT Common Interests) to use our reasonable best efforts to file with the SEC this shelf registration statement providing for the exchange of the JGWPT Common Interests for Class A Shares at any time and from time to time thereafter, subject to any applicable rules and restrictions imposed by us, and to cause and maintain the effectiveness of this shelf registration statement until such time as all JGWPT Common Interests covered by this shelf registration statement have been exchanged. Further, the JLL Holders and other significant Common Interestholders will be entitled to cause us, at our expense, to register the resale of the Class A Shares they will receive upon exchange of their JGWPT Common Interests, or upon conversion of their Class C Shares or upon exercise of their warrants to purchase Class A Shares, which we refer to as their “demand” registration rights.

All Common Interestholders (as well as their permitted transferees) will be entitled to exercise “piggyback” rights in connection with any future public underwritten offerings we engage in for our account or for the account of others to whom we have granted registration rights after the expiration or earlier termination (if any) of the lock-up agreements referred to above, subject to pro rata reduction if it is determined that the sale of additional shares would be harmful to the success of the offering. All fees, costs and expenses of underwritten registrations will be borne by us, other than underwriting discounts and selling commissions, which will be borne by each stockholder selling its shares. Our registration obligations will be subject to certain restrictions on, among other things, the frequency of requested registrations, the number of shares to be registered and the duration of these rights.

U.S. FEDERAL TAX CONSEQUENCES FOR NON-UNITED STATES
HOLDERS OF CLASS A SHARES

Preliminary Matters

The following discussion is a summary of U.S. federal income tax consequences generally applicable to non-U.S. holders of Class A Shares that may acquire Class A Shares for cash pursuant to the resale from time to time in the future of Class A Shares by the selling stockholders and that hold such shares as capital assets (generally, for investment).

For purposes of this discussion, a non-U.S. holder is any beneficial owner that for U.S. federal income tax purposes is not an entity classified as a partnership and is not a U.S. holder; the term U.S. holder means:

•	an individual who is a citizen or resident of the United States;
•	a corporation or other entity taxable as a corporation created in or organized under the laws of the United States, any state thereof or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•	a trust (x) if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust or (y) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership or other pass-through entity holds Class A Shares, the U.S. federal income tax treatment of a partner in the partnership generally will depend upon the status of the partner or member and the activities of the partnership or other entity. Accordingly, we urge partnerships or other pass-through entities that hold Class A Shares and partners or members in these partnerships or other entities to consult their tax advisors.

This summary does not consider specific facts and circumstances that may be relevant to a particular non-U.S. holder’s tax position and does not consider the non-income tax consequences or the state, local or non-U.S. tax consequences of an investment in Class A Shares. It also does not apply to non-U.S. holders subject to special tax treatment under the U.S. federal income tax laws (including banks, insurance companies, tax-exempt organizations, dealers in securities or currency, persons who hold Class A Shares as part of a “straddle,” “hedge,” “conversion transaction” or other risk-reduction or integrated transaction, controlled foreign corporations, passive foreign investment companies, companies that accumulate earnings to avoid U.S. federal income tax, tax-exempt organizations, former U.S. citizens or residents and persons who hold or receive Class A Shares as compensation). This summary is based upon the Internal Revenue Code of 1986, as amended, existing and proposed Treasury regulations, IRS rulings and pronouncements and judicial decisions in effect, all of which are subject to change, possibly on a retroactive basis, or differing interpretations.

The discussion included herein is only a summary. Accordingly, we urge you to consult your tax advisor with respect to the U.S. federal, state, local and non-U.S. income and other tax consequences of holding and disposing of Class A Shares.

Distributions

Distributions of cash or property that we pay in respect of Class A Shares will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). A non-U.S. holder generally will be subject to U.S. federal withholding tax at a 30% rate, or at a reduced rate prescribed by an applicable income tax treaty, on any dividends received in respect of Class A Shares. Dividends that are effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States (and, if a tax treaty applies, are attributable to a U.S. permanent establishment or fixed base of such holder) are generally subject to U.S. federal income tax on a net income basis as described below and are exempt from the 30% withholding tax (assuming compliance with certain certification requirements described further below).

If the amount of a distribution exceeds our current and accumulated earnings and profits, such excess first will be treated as a tax-free return of capital to the extent of the non-U.S. holder’s tax basis in its Class A Shares, and thereafter will be treated as capital gain. In order to obtain a reduced rate of U.S. federal withholding tax under an applicable income tax treaty, a non-U.S. holder will be required to provide a properly executed IRS Form W-8BEN or other appropriate version of IRS Form W-8 certifying its entitlement to benefits under the treaty. These forms must be periodically updated. A non-U.S. holder of Class A Shares that is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund with the IRS. A non-U.S. holder should consult its tax advisor regarding its possible entitlement to benefits under an income tax treaty.

We expect that we will not have significant earnings and profits for the foreseeable future, and thus expect that distributions in respect of Class A Shares will be treated primarily as a non-taxable return of basis and thereafter as capital gain. No assurances can be given, however, that the IRS or a court would not adopt a contrary position, or that we will not generate significant earnings and profits in future years.

If you are a non-U.S. holder and conduct a trade or business within the United States, you generally will be subject to U.S. federal income tax at ordinary U.S. federal income tax rates (on a net income basis) on dividends that are effectively connected with the conduct of such trade or business or, if certain tax treaties apply, on dividends that are attributable to your permanent establishment in the United States, and such dividends will not be subject to the withholding described above. In the case of such holder that is a non-United States corporation, you may also be subject to a 30% “branch profits tax” unless you qualify for a lower rate under an applicable United States income tax treaty.

Generally, to claim the benefit of any applicable United States tax treaty or an exemption from withholding because the income is effectively connected with the conduct of a trade or business in the United States, you must provide a properly executed IRS Form W-8BEN for treaty benefits or IRS Form W-8ECI for effectively connected income (or such successor form as the IRS designates), before the distributions are made. These forms must be periodically updated. If you are a non-U.S. holder, you may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisers regarding their entitlement to benefits under an applicable income tax treaty and the specific manner of claiming the benefits of the treaty.

Dispositions

A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of any gain on a sale, exchange or other taxable disposition of Class A Shares unless:

•	the gain is effectively connected with the non-U.S. holder’s conduct of trade or business in the United States and, in some instances if an income tax treaty applies, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States;
•	the non-U.S. holder is an individual who is present in the United States for 183 or more days in the tax year of the disposition and meets certain other conditions; or
•	we are or have been a “U.S. real property holding corporation” (which we refer to as a USRPHC) under Section 897 of the Code at any time during the shorter of the five-year period ending on the date of disposition and the non-U.S. Holder’s holding period for its Class A Shares.

In general, a corporation is a USRPHC if the fair market value of its “U.S. real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We do not believe that we currently are a USRPHC, and we do not anticipate becoming a USRPHC in the future. However, no assurance can be given that we will not be a USRPHC at or prior to the time a non-U.S. holder sells its Class A Shares.

U.S. Federal Estate Taxes

Class A Shares owned or treated as owned by an individual who is a non-U.S. holder at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes, and may be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

Withholding Rules Pursuant to the Foreign Account Tax Compliance Act

Legislation enacted in 2010 and existing guidance issued thereafter will require, after June 30, 2014, withholding at a rate of 30% on dividends in respect of, and after December 31, 2016, gross proceeds from the sale of, Class A Shares held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the U.S. Treasury to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance may modify these requirements. Accordingly, the entity through which Class A Shares are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and gross proceeds from the sale of, Class A Shares held by an investor that is a non-financial non-U.S. entity which does not qualify under certain exceptions will be subject to withholding at a rate of 30% beginning after the dates noted above, unless such entity either (i) certifies to us (or another applicable withholding agent) that such entity does not have any “substantial U.S. owners” or (ii) provides certain information regarding the entity’s “substantial U.S. owners,” which we (or another applicable withholding agent) will in turn provide to the U.S. Treasury. We will not pay any additional amounts to holders in respect of any amounts withheld. Non-U.S. holders are encouraged to consult with their tax advisers regarding the possible implications of these rules on their investment in Class A Shares.

Information Reporting and Backup Withholding Requirements

You generally will be required to comply with certain certification procedures to establish that you are not a United States person in order to avoid backup withholding with respect to dividends or the proceeds of a disposition of Class A Shares. In addition, we are required to annually report to the IRS and you the amount of any distributions paid to you, regardless of whether we actually withheld any tax. Copies of the information returns reporting such distributions and the amount withheld may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or credit against your U.S. federal income tax liability, provided that certain required information is provided on a timely basis to the IRS.

PLAN OF DISTRIBUTION

This prospectus relates to (a) up to an aggregate of 12,142,442 Class A Shares that may be issued by us to certain holders of JGWPT Common Interests upon the exchanges by such holders of JGWPT Common Interests of an equal number of such JGWPT Common Interests, (b) the sale by the selling stockholders named in this prospectus of up to an aggregate of 12,891,324 Class A Shares from time to time pursuant to this prospectus, and (c) the resale by certain selling stockholders of (i) up to 4,360,623 Class A Shares issuable to such selling stockholders upon conversion of the Class C Shares issuable to such selling stockholders upon exchange of JGWPT Common Interests held by such selling stockholders and (ii) up to 966,434 Class A Shares issuable to such selling stockholders upon exercise of the warrants held by such selling stockholders. Certain of the Class A Shares registered under this prospectus will therefore only be issued to the extent that the selling stockholders exchange JGWPT Common Interests (or, where applicable, upon conversion of Class C Shares or exercise of warrants) for Class A Shares.

The selling stockholders may sell all or a portion of the Class A Shares offered hereby from time to time in the future directly or through one or more underwriters, broker-dealers or agents. If the Class A Shares are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Class A Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions through:

•	any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	the over-the-counter market;
•	transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•	the writing of options, whether such options are listed on an options exchange or otherwise;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales;
•	sales pursuant to Rule 144;
•	transactions in which broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares in the course of hedging in positions they assume. The selling stockholders may also sell shares short and deliver shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all Class A Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Class A Shares from time to time pursuant to this prospectus or any amendment to this prospectus under

Rule 424(b)(3) or other applicable provision under the Securities Act of 1933, as amended, or the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the Class A Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the Class A Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Class A Shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Class A Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the Class A Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Class A Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholders will sell any or all of the Class A Shares registered pursuant to the shelf registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Class A Shares by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Class A Shares to engage in market-making activities with respect to the Class A Shares. All of the foregoing may affect the marketability of the Class A Shares and the ability of any person or entity to engage in market-making activities with respect to the Class A Shares.

We will not receive any cash proceeds from our issuance of Class A Shares to the selling stockholders or the sale by the selling stockholders of our Class A Shares pursuant to this prospectus. Each selling stockholder will bear the cost of any underwriting discounts and selling commissions related to their respective offering and sale of shares of Class A Shares pursuant to this prospectus. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement, or the selling stockholders will be entitled to contribution. We, our affiliates and our respective directors, officers, employees, agents and control persons may be indemnified by the selling stockholders against liabilities that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the registration rights agreement, or we or they may be entitled to contribution.

Once issued to the selling stockholders pursuant to the registration statement, of which this prospectus forms a part, the Class A Shares will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

Certain legal matters relating to this offering will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

EXPERTS

The consolidated financial statements of JGWPT Holdings Inc. (prior to November 14, 2013, J.G. Wentworth, LLC and Subsidiaries) appearing in its Annual Report (Form 10-K) for the year ended December 31, 2013 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” into this prospectus certain information that we file with the SEC. This means that we can include in this prospectus information by referring you to another document already on file with the SEC that contains that information. Any information incorporated by reference into this prospectus is considered to be part of this prospectus.

We incorporate by reference the following documents filed with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2013, as filed by us with the SEC on March 31, 2014;
•	Quarterly Reports on Form 10-Q for the three months ended March 31, 2014, as filed by us with the SEC on May 15, 2014, and for the three months ended June 30, 2014, as filed by us with the SEC on August 14, 2014; and
•	Current Reports on Form 8-K as filed by us with the SEC on February 6, 2014, May 22, 2014, June 10, 2014, June 13, 2014, July 17, 2014, July 23, 2014 and July 28, 2014.
•	Those portions of our Definitive Proxy Statement on Schedule 14A, filed by us with the SEC on April 30, 2014, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2013.

Notwithstanding the foregoing, we are not incorporating by reference any information furnished and not filed with the SEC, including information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, unless, and to the extent, expressly specified otherwise. Any statement contained in a document incorporated in this prospectus shall be deemed to be modified or superseded to the extent that a statement contained in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall only be deemed to be a part of this prospectus as so modified or superseded.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement, of which this prospectus is a part, on Form S-1 with the SEC relating to this offering. This prospectus does not contain all of the information in the registration statement and the exhibits included with the registration statement. References in this prospectus to any of our contracts, agreements or other documents are not necessarily complete, and you should refer to the exhibits filed electronically with the SEC. We also file electronically with the SEC our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. Our SEC file number is 001-36170. We make available on or through our website, free of charge, copies of these reports as soon as reasonably practicable after we electronically file or furnish them to the SEC.

You may read and copy the registration statement, the related exhibits and other material we file with the SEC at the SEC’s public reference room in Washington, D.C. at 100 F Street N.E., Washington, D.C. 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file with the SEC. The website address is http://www.sec.gov.

JGWPT HOLDINGS INC.

Common Stock

P R O S P E C T U S
           , 2014

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated fees and expenses payable by the registrant in connection with the distribution of our common stock:

SEC registration fee	$23,705.74
Printing and engraving expenses	45,000.00
Legal fees and expenses	40,000.00
Accounting fees and expenses	40,000.00
Transfer agent and registrar fees and expenses	5,000.00
Miscellaneous	10,000.00
Total	$163,705.74

We will bear all of the expenses shown above.

Item 14. Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law, or the DGCL, allows a corporation to eliminate the personal liability of directors to a corporation or its stockholders for monetary damages for a breach of a fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies if (i) such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (ii) such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director who willfully and negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

Our certificate of incorporation states that no director shall be personally liable to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as it exists or may be amended. A director is also not exempt from liability for any transaction from which he or she derived an improper personal benefit, or for violations of Section 174 of the DGCL. To the maximum extent permitted under Section 145 of the DGCL, our certificate of incorporation authorizes us to indemnify any and all persons whom we have the power to indemnify under the law.

Our bylaws provide that we will indemnify, to the fullest extent permitted by the DGCL, each person who was or is made a party or is threatened to be made a party in any legal proceeding by reason of the fact that he or she is or was our director or officer of us or is or was our director or officer serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. However, such indemnification is permitted only if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Indemnification is authorized on a case-by-case basis by (i) our board of directors by a majority vote of disinterested directors, (ii) a committee of the disinterested directors, (iii) independent legal counsel in a written opinion if (i) and (ii) are not available, or if disinterested directors so direct, or (iv) the stockholders. Indemnification of former directors or officers shall be determined by any person authorized to act on the matter on our behalf. Expenses incurred by a director or officer in defending against such legal proceedings are payable before the final disposition of the action, provided that the director or officer undertakes to repay us if it is later determined that he or she is not entitled to indemnification.

We have entered into separate amended and restated indemnification agreements with our directors and certain officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our certificate of incorporation and bylaws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our certificate of incorporation and bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. We maintain directors’ and officers’ liability insurance for our officers and directors.

We maintain standard policies of insurance under which coverage is provided (a) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to us with respect to payments which may be made by us to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 15. Recent Sales of Unregistered Securities.

We have not sold or granted unregistered securities in a transaction that was exempt from the registration requirements of the Securities Act.

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits: The list of exhibits is set forth in the EXHIBIT INDEX of this Registration Statement and is incorporated herein by reference.
(b)	Financial Statement Schedules: No financial statement schedules are provided because the information called for is not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings.*

*(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission

*    Paragraph references correspond to those of Regulation S-K, Item 512.

pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F (17 CFR 249.220f)” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 (§239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

*(e)The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

*(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

*(i) The undersigned registrant hereby undertakes that:

•	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
•	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Radnor, State of Pennsylvania on August 15, 2014.

JGWPT HOLDINGS INC.

By:	/s/ Stewart A. Stockdale
Name:	Stewart A. Stockdale
Title:	Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Stewart A. Stockdale	Chief Executive Officer and Director (Principal Executive Officer)
Stewart A. Stockdale		August 15, 2014

*	Chief Financial Officer (Principal Financial and Accounting Officer)
John Schwab		August 15, 2014

*
Alexander R. Castaldi	Director	August 15, 2014

*
Robert C. Griffin	Director	August 15, 2014

*
Kevin Hammond	Director	August 15, 2014

*
Paul S. Levy	Director	August 15, 2014

*
William J. Morgan	Director	August 15, 2014

*
Robert N. Pomroy	Director	August 15, 2014

*
Francisco J. Rodriguez	Director	August 15, 2014
* By:	/s/ John Schwab John Schwab Attorney-in-Fact

EXHIBIT INDEX

Exhibit	Description
3.1	Amended and Restated Certificate of Incorporation of JGWPT Holdings Inc.**
3.2	Amended and Restated Bylaws of JGWPT Holdings Inc.**
4.1	Specimen Class A common stock certificate of JGWPT Holdings Inc.*
4.2	Warrant Certificate No. 1, issued to PGHI Corp. on November 14, 2013.**
4.3	Warrant Certificate No. 1, issued to PGHI Corp. on November 14, 2013.**
4.3	Registration Rights Agreement, dated as of November 14, 2013, by and among JGWPT Holdings Inc., JLL JGW Distribution, LLC and JGW Holdco, LLC and the other stockholders signatory thereto.**
4.4	Voting Agreement, dated as of November 14, 2013, by and among JLL JGW Distribution, LLC, JGW Holdco, LLC, PGHI Corp., and the other stockholders named therein.**
4.5	Director Designation Agreement, dated as of November 14, 2013, by and among JGWPT Holdings Inc., JLL JGW Distribution, LLC, JGW Holdco, LLC and PGHI Corp.**
4.6	Credit Agreement by and among J.G. Wentworth, LLC, Orchard Acquisition Company, LLC, as Parent Borrower, the Lending Institutions from Time to Time Parties Thereto, Jefferies Finance LLC, as Administrative Agent and Jefferies Group, Inc. as Swing Line Lender and an LC Issuer, dated as of February 8, 2013*
4.7	First Amendment to Credit Agreement by and among J.G. Wentworth, LLC, Orchard Acquisition Company, LLC, as Parent Borrower, the Lending Institutions from Time to Time Parties Thereto, Jefferies Finance LLC, as Administrative Agent and Jefferies Group, Inc. as Swing Line Lender and an LC Issuer*
4.8	Second Amendment to Credit Agreement by and among J.G. Wentworth, LLC, Orchard Acquisition Company, LLC, as Parent Borrower, the Lending Institutions from Time to Time Parties Thereto, Jefferies Finance LLC, as Administrative Agent and Jefferies Group, Inc. as Swing Line Lender and an LC Issuer***
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
9.1	Voting Trust Agreement, dated as of November 14, 2013, by and among JGWPT Holdings Inc., the trustees named therein, and the stockholders named therein.**
10.1	Amended and Restated Limited Liability Company Agreement, dated as of November 13, 2013, of JGWPT Holdings, LLC.**
10.2	Tax Receivable Agreement, dated as of November 14, 2013, by and among JGWPT Holdings Inc., JLL JGW Distribution LLC, JGW Holdco, LLC, Candlewood Special Situations Fund L.P., R3 Capital Partners Master, L.P., The Royal Bank of Scotland PLC, DLJ Merchant Banking Funding, Inc., PGHI Corp., David Miller, Randi Sellari, and Stefano Sola and, to the extent described therein, JLL Fund V AIF II, L.P. and the shareholders of PGHI Corp.**
10.3	Administrative Services Agreement, dated as of July 12, 2011, by and between Settlement Funding, LLC and PGHI Corp.*
10.4	Custodial Agreement, dated July 12, 2011, by and between J.G. Wentworth, LLC and PGHI Corp.*
10.5	Employment Agreement by and between J.G. Wentworth, LLC and David Miller, dated November 1, 2010, as amended March 11, 2013*#
10.6	Amended and Restated Employment Agreement by and between J.G. Wentworth, LLC and Randi Sellari, dated July 23, 2007*#
10.7	Employment Agreement by and between JGWPT Holdings, LLC and John Schwab, dated March 26, 2013*#
10.8	Employment Agreement by and between JGWPT Holdings Inc. and Stewart A. Stockdale, dated July 27, 2014.****
10.9	Severance Arrangement by and between JG Wentworth, LLC and John Schwab, dated March 26, 2013*#
10.10	Agreement and Plan of Merger, dated as of February 19, 2011, by and among JGWPT Holdings, LLC, J.G. Wentworth, LLC, Peach Acquisition LLC, PeachHI, LLC, PGHI Corp. and Orchard Acquisition Company LLC, as amended*

III-1

Exhibit	Description
10.11	Lease by and between Radnor Properties-201 KOP, L.P. and Green Apple Management Company, LLC, dated September 9, 2010, as amended by the First Amendment, dated February 21, 2011, the Second Amendment, dated January 9, 2012, the Third Amendment, dated August 23, 2012, and the Fourth Amendment, dated March 29, 2013*
10.12	Form of JGWPT Holdings Inc. 2013 Omnibus Incentive Plan*#
10.13	Form of JGWPT Holdings Inc. 2013 Omnibus Incentive Plan Stock Option Agreement (Employees)*
10.14	Form of JGWPT Holdings Inc. 2013 Omnibus Incentive Plan Restricted Stock Agreement (Non-Employee Directors)*
10.15	Form of Director Indemnification Agreement*
21.1	Subsidiaries of JGWPT Holdings Inc.*
23.1	Consent of Ernst & Young LLP
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.1)
24.1	Powers of Attorney (included on signature page to this registration statement)

*	Filed as an exhibit to JGWPT Holdings Inc.'s Registration Statement on Form S-1 (File No. 333-191585), filed with the SEC on October 7, 2013, as amended to the date hereof.
**	Filed as an exhibit to JGWPT Holdings Inc.'s Quarterly Report on Form 10-Q (File No. 001-36170), filed with the SEC on December 23, 2013.
***	Filed as an exhibit to JGWPT Holdings Inc.'s Current Report on Form 8-K (File No. 001-36170), filed with the SEC on December 9, 2013.
****	Filed as an exhibit to JGWPT Holdings Inc.’s Current Report on Form 8-K (File No. 001-36170), filed with the SEC on July 28, 2014.
#	Indicates management contract or compensatory plan or arrangement.

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